Exhibit 10.1

EXECUTION VERSION

After recording return to:	PLEASE CROSS REFERENCE TO:
Deed Book 598, Page 71, Burke County, Georgia records,
S, Marcus Calloway, Esq.	Deed Book 714, Page 285, Burke County, Georgia records,
Calloway Title and Escrow, LLC	Deed Book , Page , Burke County, Georgia records,
Suite 285	Deed Book , Page , Burke County, Georgia records,
4170 Ashford Dunwoody Road	Deed Book , Page , Burke County, Georgia records, and
Atlanta, GA. 30319	Deed Book , Page , Burke County, Georgia records

OWNERS CONSENT TO ASSIGNMENT AND DIRECT AGREEMENT

AND AMENDMENT TO PLANT ALVIN W. VOGTLE

ADDITIONAL UNITS OWNERSHIP PARTICIPATION AGREEMENT

This OWNERS CONSENT TO ASSIGNMENT AND DIRECT AGREEMENT AND AMENDMENT TO PLANT ALVIN W. VOGTLE ADDITIONAL UNITS OWNERSHIP PARTICIPATION AGREEMENT (this “Agreement”), dated as of February     , 2014, is by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“GPC”), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia (“OPC”), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), and the CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Dalton”) (GPC, OPC, Dalton and, to the extent it owns an undivided interest in the Project (as defined below), MEAG, being hereinafter individually referred to as an “Owner” and, collectively, the “Owners”; such term shall also include each MEAG Borrower (if any) that becomes a party to this Agreement by execution of an Accession Agreement described in recital 5), the UNITED STATES DEPARTMENT OF ENERGY acting by and through the Secretary of Energy (or appropriate authorized representative thereof) (“DOE”), and PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association (the “GPC Collateral Agent”).

RECITALS

1.             WHEREAS, each of the Owners intends to expand the facilities at the existing nuclear power generating facility commonly known as the Alvin W. Vogtle Electric Generating Plant located in Burke County, Georgia, near Waynesboro, Georgia, on the west bank of the

Savannah River, by developing, constructing, owning, operating and maintaining two additional nuclear generating units, consisting of two Westinghouse AP1000 nuclear reactors, each with a nominally rated generating capacity of approximately 1,100 megawatts, natural draft cooling towers, intake and discharge structures, associated transmission facilities, fuel and ancillary structures supporting the power generation process (collectively, the “Project”), located adjacent to such existing facility;

2.             WHEREAS, the Owners have entered into the Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of April 21, 2006 and recorded in Deed Book 598 at pages 71-229, Burke County, Georgia Records, as amended by Amendment No. 1 dated as of April 8, 2008 and recorded in Deed Book 714 at pages 285-292, Burke County, Georgia Records, as further amended by Omnibus Amendment Regarding Plant Vogtle Additional Units Description, made as of the 1st day of December 2013 and recorded or to be recorded in the Burke County, Georgia Records (the “Omnibus Amendment”) (as amended by this Agreement and as further amended in accordance with this Agreement, the “Ownership Agreement”);

3.             WHEREAS, in connection with the Project, GPC, acting for itself and in its capacity as agent for the other Owners (in such capacity, the “Owners’ Agent”), entered into that certain Engineering, Procurement and Construction Agreement, dated as of April 8, 2008 (the “EPC Contract”), with a consortium consisting of Westinghouse Electric Company LLC and Stone & Webster, Inc. (either or both of Westinghouse Electric Company LLC and Stone & Webster, Inc. being hereinafter referred to, individually or collectively (as the context shall require), as “EPC Contractor”);

4.             WHEREAS, (a) on the date hereof, the Federal Financing Bank, a body corporate and instrumentality of the United States of America (“FFB”), DOE, and each of GPC and OPC entered into a Note Purchase Agreement, under which certain promissory notes will be issued by GPC and OPC, respectively, and purchased by FFB; and (b) it is contemplated that one or more wholly owned subsidiaries of MEAG (each a “MEAG Borrower”, and together with GPC and OPC, each a “Borrower” and collectively the “Borrowers”) may hereafter each enter into a separate Note Purchase Agreement with FFB and DOE or a separate loan agreement, note purchase agreement or other credit documentation with one or more third party lenders and/or DOE (each of the Note Purchase Agreements or such other loan agreements, note purchase agreements or other credit documentation referred to in this recital 4, a “Note Purchase Agreement”) pursuant to which each such MEAG Borrower will execute certain promissory notes to evidence its indebtedness pursuant  to the applicable Note Purchase Agreement (each promissory note or similar obligation executed by a Borrower to evidence its indebtedness pursuant to the applicable Note Purchase Agreement, a “Promissory Note”);

5.             WHEREAS, it is contemplated that (a) each MEAG Borrower will accede to and become a party to this Agreement pursuant to a separate accession agreement substantially in the form of Appendix A attached hereto (each, an “Accession Agreement”) at the time of the issuance of its Promissory Note, and (b) simultaneously with such MEAG Borrower becoming a party to this Agreement pursuant to an Accession Agreement, the amendments to the Ownership Agreement, the Operating Agreement, the Nuclear Managing Board Agreement and the Development Agreement set forth in each of the Agreement and Amendment No. 2 to the

Ownership Agreement, dated as of the date hereof, by and among the Owners and recorded or to be recorded in the Burke County, Georgia Records, the Agreement and Amendment No. 2 to the Operating Agreement, dated as of the date hereof, by and among the Owners and recorded or to be recorded in the Burke County, Georgia Records, the Agreement and Amendment No. 2 to the Nuclear Managing Board Agreement, dated as of the date hereof, by and among the Owners, and the Agreement and Amendment No. 3 to the Development Agreement, dated as of the date hereof, by and among the Owners and recorded or to be recorded in the Burke County, Georgia Records, will become effective upon satisfaction of the conditions to effectiveness of such amendments set forth therein;

6.             WHEREAS, pursuant to those certain Secretary’s Guarantees, dated as of the date hereof (in the case of GPC and OPC) and, in the case of a MEAG Borrower, the guarantee instrument(s) identified as a “DOE Guarantee” in the applicable Accession Agreement (collectively, the “DOE Guarantees”), by DOE, to and for the benefit of FFB or other third party lenders, DOE is guaranteeing all or a portion of the indebtedness of a Borrower evidenced by its respective Promissory Note or Promissory Notes, as applicable;

7.             WHEREAS, pursuant to those certain Loan Guarantee Agreements, dated as of the date hereof (in the case of GPC and OPC) or as of the date of the applicable Accession Agreement (in the case of any MEAG Borrower), by and between each Borrower and DOE (each a “Loan Guarantee Agreement”), each Borrower has agreed (or, in the case of a MEAG Borrower, will agree) to reimburse DOE for any payments made by DOE under such Borrower’s DOE Guarantee (with respect to a MEAG Borrower, each such Loan Guarantee Agreement, together with the respective Loan Guarantee Documents, Note Purchase Agreement, respective Promissory Notes and the other documents and instruments executed in connection therewith, the “Credit Facility Documents”);

8.             WHEREAS, as security for GPC’s reimbursement and other obligations under GPC’s Loan Guarantee Agreement and other Loan Guarantee Documents, GPC has concurrently herewith made a collateral assignment of and granted a security interest in, among other collateral, its rights in and to the Assigned Agreements (as defined in Section 1.01) and its undivided ownership interest in the Project (the “GPC Security Interest”) to the GPC Collateral Agent for the benefit of DOE in accordance with the terms and subject to the conditions of GPC’s Security Documents and GPC’s other Loan Guarantee Documents (as such terms are defined in Section 1.01);

9.             WHEREAS, OPC has made a collateral assignment of its rights and granted a security interest in substantially all of its real and personal tangible assets and certain intangible assets, including its rights in and to the Assigned Agreements and its undivided ownership interest in the Project (the “OPC Security Interest”) to the OPC Trustee (as defined in Section 1.01) under that certain Indenture, dated as of March 1, 1997, made by OPC to the OPC Trustee (the “OPC Indenture”), and to evidence and provide security for OPC’s obligations to FFB under OPC’s Promissory Notes and reimbursement obligations to DOE with respect to any payments made by DOE under OPC’s DOE Guarantee, OPC is issuing under the OPC Indenture, in each case, as an Additional Obligation (as defined in the OPC Indenture), (i) two Promissory Notes to FFB and (ii) two reimbursement promissory notes to DOE (the “DOE Reimbursement Notes”);

10.          WHEREAS, as security for each MEAG Borrower’s obligations under its respective Credit Facility Documents, it is contemplated that such MEAG Borrower will make a collateral assignment of and grant a security interest in, among other collateral, its rights in and to the Assigned Agreements and its undivided ownership interest in the Project, and that MEAG will pledge all of the equity interests in such MEAG Borrower (each of the foregoing security interests collectively, a “MEAG Borrower Security Interest” and, together with the GPC Security Interest and the OPC Security Interest, collectively the “Security Interests” and individually a “Security Interest”), in each case to a collateral agent or trustee for the benefit of and to be appointed by DOE and/or third party lenders for this purpose and that will accede to this Agreement pursuant to an Accession Agreement (each such collateral agent or trustee, a “MEAG Borrower Collateral Agent”; such MEAG Borrower Collateral Agent, DOE and the applicable third party lenders, the “MEAG Borrower Secured Parties”) in accordance with the terms and subject to the conditions of the respective MEAG Borrower’s Security Documents and the respective MEAG Borrower’s other Credit Facility Documents; and,

11.          WHEREAS, it is a condition precedent to DOE’s execution and delivery of the Loan Guarantee Documents with respect to each DOE Guaranteed Loan for the benefit of a Borrower that each of the parties hereto execute and deliver this Agreement and that this Agreement shall have become effective;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree upon the terms and subject to the conditions as follows:

SECTION 1:  Definitions and Interpretation.

1.01        Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Accession Agreement” has the meaning ascribed to it in recital 5.

“Additional Installment Option Payment Amount” has the meaning ascribed to it in Section 2.08(e)(iv).

“Additional Offer Notice” has the meaning ascribed to it in Section 2.08(d)(ii) or Section 2.08(e)(i), as applicable.

“Additional Proportionate Interests” has the meaning ascribed to it in Section 2.08(d)(i).

“Additional Units” means Vogtle Unit No. 3 and Vogtle Unit No. 4.

“Advance Notice Period” has the meaning ascribed to it in Section 2.08(a)(i).

“Agreement” has the meaning ascribed to it in the preamble.

“Agreement Termination Date” means the first day on which the Debt Termination Date has occurred for all Borrowers.

“Assigned Agreements” means the Owner Documents, the IP Agreements and the agreements listed on Appendix B.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Beacon Software” means the AP1000-compatible version of Best Estimate Analysis for Core Operation Nuclear — Direct Margin Monitor System and its related deliverables to be used in the operation of the Project.

“Beacon Software Agreement” means the agreement, to be entered into after the date of this Agreement by the EPC Contractor and the Owners or the Owners’ Agent if the Beacon Software is not provided pursuant to the EPC Contract, pursuant to which the Owners will acquire the Beacon Software including a license for the use thereof.

“Borrower(s)” has the meaning ascribed to it in recital 4; provided, however, that a Borrower shall exclude any Person with respect to which the Debt Termination Date has occurred.

“Commercial Operation” means, with respect to an Additional Unit, midnight following the achievement of all of the following with respect to such Additional Unit: (i) successful completion of the requisite performance tests provided for in the EPC Contract; (ii) demonstration by the Owners’ Agent that the related transmission facilities have been completed and such Additional Unit is capable of producing and delivering energy to the transmission system; and (iii) such Additional Unit is declared available for dispatch.

“Continuing Owner” has the meaning ascribed to it in Section 2.08(c)(i).

“Continuing Owner Offer Period” has the meaning ascribed to it in Section 2.08(d)(ii) or Section 2.08(e)(i), as applicable.

“Continuing Owner Purchase Election” has the meaning ascribed to it in Section 2.08(d)(ii) or Section 2.08(e)(i), as applicable.

“Cost Allocation Procedures” means the Plant Vogtle Cost Allocation Procedures, produced in accordance with the Development Agreement.

“Cost of Construction” has the meaning ascribed to it in the Ownership Agreement.

“Credit Facility Documents” has the meaning ascribed to it in recital 7.

“Dalton” has the meaning ascribed to it in the preamble.

“Debarment Regulations” means (i) the Government wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 9.409, and (iii) the revised Government wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

“Debt Termination Date” means, with respect to any Person, the first day on which the indebtedness evidenced by all of such Person’s Promissory Notes has been Indefeasibly Paid in cash in full (other than unasserted contingent indemnity obligations and other obligations that expressly survive termination of the applicable documents), all commitments of FFB or third party lenders (as applicable) under such Person’s Note Purchase Agreement and its other Loan Guarantee Documents or Credit Facility Documents, as applicable, have terminated, and such Person has Indefeasibly Paid in cash all sums due from it under its Loan Guarantee Agreement and its other Loan Guarantee Documents (other than unasserted contingent indemnity obligations and other obligations that expressly survive termination of the applicable documents).

“Declaration of Covenants” means the Declaration of Covenants and Cross-Easements for Vogtle Additional Units, made as of April 21, 2006 and recorded in Deed Book 598 at pages 35-70, Burke County, Georgia Records, among the Owners, as amended by the Omnibus Amendment.

“Defaulting Borrower” means any Borrower with respect to which an LGA Event of Default has occurred and is continuing.

“Development Agreement” means the Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated as of May 13, 2005 and recorded in Deed Book 547 at pages 1-35, Burke County, Georgia Records, among the Owners, as amended by Amendment No. 1, dated as of April 21, 2006 and recorded in Deed Book 598 at pages 230-239, Burke County, Georgia Records, as further amended by a letter agreement, dated April 19, 2007, as supplemented by a First Addendum, dated as of April 8, 2008, as further amended by Amendment No. 2, dated as of April 8, 2008 and recorded in Deed Book 714 at pages 271-277, Burke County, Georgia Records, as further amended by the Omnibus Amendment.

“DOE” has the meaning ascribed to it in the preamble.

“DOE Collateral Agent(s)” means the GPC Collateral Agent, the OPC Trustee or any MEAG Borrower Collateral Agent, as applicable.

“DOE Cure Payment” has the meaning ascribed to it in Section 2.04(b).

“DOE EPC Assumption Election” has the meaning ascribed to it in Section 2.08(c)(i).

“DOE EPC Assumption Election Notice” has the meaning ascribed to it in Section 2.08(c)(i).

“DOE Guaranteed Loan” means the indebtedness evidenced by a Promissory Note that is guaranteed, in whole or in part, by DOE pursuant to the applicable DOE Guarantee.

“DOE Guarantees” has the meaning ascribed to it in recital 6.

“DOE Initial Closing Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iii)(B).

“DOE Reimbursement Notes” has the meaning ascribed to it in recital 9.

“Downgrade Notice” has the meaning ascribed to it in Section 2.03.

“Electing Continuing Owner” has the meaning ascribed to it in Section 2.08(d)(ii) or Section 2.08(e)(i), as applicable.

“EPC Assignment and Assumption” has the meaning ascribed to it in Section 2.08(c)(v).

“EPC Contract” has the meaning ascribed to it in recital 3.

“EPC Contract Notice of Termination” has the meaning ascribed to it in Section 2.08(a)(i).

“EPC Contract Termination Consultation Period” has the meaning ascribed to it in Section 2.08(a)(i).

“EPC Contractor” has the meaning ascribed to it in recital 3.

“Exchange Act” means the Securities and Exchange Act of 1934.

“Federal Government Business Day” means any Georgia Business Day other than a day on which FFB or the Federal Reserve Bank of New York is not open for business.

“FFB” has the meaning ascribed to it in recital 4.

“Final Percentage Interest” has the meaning ascribed to it in the Ownership Agreement.  For the avoidance of doubt, the Final Percentage Interest of each Owner is: (i) in the case of GPC, 45.7%; (ii) in the case of MEAG, 22.7%, as the same may be reduced to reflect transfers to one or more of the MEAG Borrowers; (iii) in the case of each MEAG Borrower that becomes an Owner, as provided in the Agreement and Amendment No. 2 to the Ownership Agreement, dated as of the date hereof, by and among the Owners and recorded or to be recorded in the Burke County, Georgia Records; (iv) in the case of OPC, 30%; and (v) in the case of Dalton, 1.6%.

“Fitch” means Fitch Ratings, a part of the Fitch Group.

“Georgia Business Day” means any calendar day other than a Saturday, Sunday or legal holiday recognized by the State of Georgia.

“GPC” has the meaning ascribed to it in the preamble.

“GPC Collateral Agent” has the meaning ascribed to it in the preamble.

“GPC Security Interest” has the meaning ascribed to it in recital 8.

“Indefeasibly Paid” means (a) at any time before both Additional Units have achieved Commercial Operation (as each such term is defined in the Ownership Agreement), paid by a Borrower and with respect to such payment (i) more than 90 days have passed since the date such payment was made without there having been filed any Insolvency Proceeding with respect to such Borrower, or (ii) in the event any Insolvency Proceeding shall have been filed with respect to such Borrower within 90 days of the date of such payment, no claim of avoidance with respect to such payment under section 547 of the Bankruptcy Code shall have been made before the expiration of the applicable period prescribed in Section 546(a) of the Bankruptcy Code, and (b) at any time from and after the Commercial Operation of both Additional Units, paid.

“Individual Purchaser Amount” has the meaning ascribed to it in Section 2.08(d)(iv)(B).

“Initial Closing” has the meaning ascribed to it in Section 2.08(d)(iii).

“Initial Closing Quarterly Information Date” has the meaning ascribed to it in Section 2.08(d)(iii)(B).

“Initial Transferred Proportionate Interest” has the meaning ascribed to it in Section 2.08(d)(i).

“Insolvency Proceedings” means any bankruptcy, insolvency, liquidation, reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, petition for winding up or similar proceeding, under any applicable law, relating to debtor and creditor rights in any jurisdiction and whether voluntary or involuntary.

“Investment Grade” means, with respect to a rating given by a Major Rating Agency, (a) in the case of Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (b) in the case of S&P, a rating equal to or higher than BBB- (or the equivalent), (c) in the case of Fitch, a rating equal to or higher than BBB- (or the equivalent) and (d) in the case of a Substitute Rating Agency, an investment grade credit rating equivalent to any of the foregoing ratings.

“IP Agreement Default” has the meaning ascribed to it in Section 2.04(a).

“IP Agreement Default Notice” has the meaning ascribed to it in Section 2.04(a).

“IP Agreements” means the EPC Contract, the Westinghouse Fuel Assembly Agreement, the Westinghouse License Agreement, the Software License, the Southern Nuclear Direct Agreement (as defined in each Loan Guarantee Agreement), the Beacon Software Agreement (if any), any replacement agreement for any of the foregoing and any Additional Project Document (as defined in each Loan Guarantee Agreement) for the supply of fuel assemblies and/or related required software for the Project.

“Knowledge” means, with respect to any Owner, the actual knowledge of any officer of such Owner.

“LGA Event of Default” means, with respect to any Borrower, an “Event of Default” as such term is defined in such Borrower’s Loan Guarantee Agreement.

“Loan Guarantee Agreement” has the meaning ascribed to it in recital 7.

“Loan Guarantee Documents” means, with respect to any Borrower, the Loan Documents as defined in such Borrower’s Loan Guarantee Agreement.

“Major Rating Agencies” means (a) each of S&P, Moody’s and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the relevant Owner or MEAG, as the case may be, or fails to make a rating of such Owner or MEAG, as the case may be, publicly available for reasons outside of the control of such Borrower or (in the case of a MEAG Borrower or MEAG) MEAG, as the case may be, a Substitute Rating Agency.

“MEAG” has the meaning ascribed to it in the preamble.

“MEAG Borrower” has the meaning ascribed to it in recital 4.

“MEAG Borrower Collateral Agent” has the meaning ascribed to it in recital 10.

“MEAG Borrower Secured Parties” has the meaning ascribed to it in recital 10.

“MEAG Borrower Security Interest” has the meaning ascribed to it in recital 10.

“MEAG SPV Equity” has the meaning ascribed to it in Section 2.02(a).

“Moody’s” means Moody’s Investors Service, Inc.

“New Aggregate Percentage Interest” has the meaning ascribed to it in Section 2.08(d)(iv).

“No Replacement EPC Event” has the meaning ascribed to it in Section 2.08(b).

“Non-Continuing Owner” has the meaning ascribed to it in Section 2.08(c)(i).

“Non-Continuing Owner Additional Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iv)(B).

“Non-Continuing Owner Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iii)(B).

“Note Purchase Agreement” has the meaning ascribed to it in recital 4.

“NRC” means the U.S. Nuclear Regulatory Commission, an agency of the United States of America.

“Nuclear Managing Board Agreement” means the Second Amended and Restated Nuclear Managing Board Agreement for Plant Hatch and Plant Vogtle, dated as of April 21, 2006, among the Owners, as amended by Amendment No. 1 dated as of April 8, 2008.

“ODA Cost of Construction” means, with respect to any Person, without duplication, (a) all Cost of Construction incurred by such Person and (b) with respect to an Additional Unit, all other costs incurred by such Person in connection with the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, modification, replacement or Decommissioning (as defined in the Ownership Agreement) of the applicable Additional Unit Property (as defined in the Ownership Agreement), or any portion thereof, that are (or, in the case of costs of DOE or its designee, including unreimbursed DOE Cure Payments and costs of DOE contemplated under Section 2.08, would, assuming such costs were costs of an Owner, be) properly recordable in accordance with the Electric Plant Instructions (as defined in the Uniform System of Accounts (as defined in the Ownership Agreement)), including interest cost attributable to the carrying of such Person’s respective investment in such Additional Unit Property.

“Offer Notice” has the meaning ascribed to it in Section 2.08(d)(ii) or Section 2.08(e)(i), as applicable.

“Omnibus Amendment” has the meaning ascribed to it in recital 2.

“OPC” has the meaning ascribed to it in the preamble.

“OPC Indenture” has the meaning ascribed to it in recital 9.

“OPC Indenture Event of Default” means an “Event of Default” as such term is defined in the OPC Indenture.

“OPC Security Interest” has the meaning ascribed to it in recital 9.

“OPC Trustee” means U.S. Bank National Association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, in its capacity as trustee under the OPC Indenture.

“Operating Agreement” means the Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, dated as of April 21, 2006 and recorded in Deed Book 598 at pages 240-290, Burke County, Georgia Records, among the Owners, as amended by Amendment No. 1, dated as of April 8, 2008 and recorded in Deed Book 714 at pages 278-284, Burke County, Georgia Records, as further amended by the Omnibus Amendment.

“Operator” means Southern Nuclear Operating Company, Inc., a corporation organized and existing under the laws of the State of Delaware.

“Owner Documents” means the Ownership Agreement, the Development Agreement, the Nuclear Managing Board Agreement, the Declaration of Covenants, the Cost Allocation Procedures and the Operating Agreement and all other contracts related to the Project entered into by the Owners related to any adjustments of undivided ownership interests in the Project or any changes material to the role of GPC with respect to the Project as Owners’ Agent or otherwise.

“Owners” has the meaning ascribed to it in the preamble; provided, however, that following the sale or other transfer by an Owner of all of its Ownership Interest to another Person, such Owner shall no longer be an Owner for purposes of this Agreement.

“Owners’ Agent” has the meaning ascribed to it in recital 3.

“Ownership Agreement” has the meaning ascribed to it in recital 2.

“Ownership Agreement IP Default” has the meaning ascribed to it in Section 2.04(a).

“Ownership Agreement IP Default Notice” has the meaning ascribed to it in Section 2.04(a).

“Ownership Interest” has the meaning ascribed to it in the Ownership Agreement.

“Parties” means, collectively, the Owners, DOE and the GPC Collateral Agent.

“Person” means any natural person, corporation, company, partnership, limited liability company, firm, voluntary association, joint venture, trust, unincorporated organization, governmental authority, state instrumentality, political subdivision, or any other entity whether acting in an individual, fiduciary or other capacity.

“Prior Aggregate Percentage Interest” has the meaning ascribed to it in Section 2.08(d)(iv).

“Project” has the meaning ascribed to it in recital 1.

“Project Termination Notice” has the meaning ascribed to it in Section 2.08(a)(i).

“Promissory Note” has the meaning ascribed to it in recital 4.

“Purchaser” means, (a) with respect to any acquisition of a Non-Continuing Owner’s Ownership Interest pursuant to Section 2.08(d), DOE and/or the Electing Continuing Owners, as applicable, individually or collectively (as the context shall require) and (b) with respect to any acquisition of a Non-Continuing Owner’s Ownership Interest pursuant to Section 2.08(e), DOE or the Electing Continuing Owners, as applicable, individually or collectively (as the context shall require).

“Purchaser Additional Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iv)(B).

“Purchaser’s Ownership Interest” has the meaning ascribed to it in Section 2.08(d)(v).

“Replacement EPC Contract” has the meaning ascribed to it in Section 2.08(a)(i).

“Replacement EPC Termination Notice” has the meaning ascribed to it in Section 2.08(a)(i).

“Retained Ownership Interest” has the meaning ascribed to it in Section 2.08(d)(v).

“S&P” means Standard & Poor’s Financial Services LLC.

“Security Documents” means, (a) with respect to GPC, the Deed to Secure Debt (as defined in GPC’s Loan Guarantee Agreement), (b) with respect to OPC, the OPC Indenture and (c) with respect to any MEAG Borrower, each mortgage, deed to secure debt, indenture, security agreement and equity pledge agreement and other similar security document for the benefit of the MEAG Borrower Collateral Agent to which such MEAG Borrower is a party.

“Security Interest” has the meaning ascribed to it in recital 10.

“Software License” means the Software License, dated as of April 8, 2008, between GPC, acting for itself and as Owners’ Agent, and the EPC Contractor.

“Subsequent Closing” has the meaning ascribed to it in Section 2.08(d)(iv).

“Substitute Rating Agency” means any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the relevant Owner and, if the relevant Owner is a subsidiary of MEAG, MEAG, as the case may be (as certified by its Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Suspension Period” has the meaning ascribed to it in Section 2.08(c)(iii).

“Suspension Period Payment Amount” All costs and expenses incurred by DOE (a) pursuant to its obligation under the first sentence of Section 2.08(c)(iv) or (b) in connection with providing, or pursuant to, any payment assurance or indemnity provided pursuant to the second sentence of Section 2.08(c)(iv).

“Trust Estate” has the meaning ascribed to it in the OPC Indenture.

“Westinghouse Fuel Assembly Agreement” means the Contract for AP1000 Fuel Fabrication, Design and Related Services, dated as of April 3, 2009, between the Operator, acting as agent for GPC (acting for itself and as agent for the other Owners), collectively as owner, and Westinghouse Electric Company LLC, as amended by Amendment No. 1 dated as of June 21, 2012.

“Westinghouse License Agreement” means the Amended and Restated License Agreement, dated February 9, 2012, between Southern Nuclear Operating Company, Inc., for itself and as agent for Alabama Power Company and GPC (acting for itself and as agent for the other Owners), collectively as licensee, and Westinghouse Electric Company LLC.

1.02                        Interpretation.  Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement:

(a)                                 the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)                                 whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)                                  the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)                                 the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)                                  unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein (i) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, therein or in any Loan Guarantee Document), (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall include any appendices, schedules and exhibits thereto (but shall exclude, in the case of this Agreement, Appendix C hereto, which is provided for illustrative purposes only);

(f)                                   a reference to a Person includes its successors and permitted assigns, and a reference to an Owner includes any permitted transferee of all or a portion of such Owner’s undivided interest in the Project (including, in the case of MEAG, any MEAG Borrower);

(g)                                  any reference to any applicable law shall include all references to such applicable law as amended from time to time;

(h)                                 the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and

(i)                                     all references herein to Articles, Sections and Appendices shall be construed to refer to Articles and Sections of, and Appendices to, this Agreement.

SECTION 2:                        Consent to Assignment; General Undertakings.

2.01                        Acknowledgement of Financing Arrangements.  Each Owner hereby acknowledges that (a) pursuant to the applicable DOE Guarantee, DOE has guaranteed (or, in the case of a MEAG Borrower, will in the future guarantee) the obligations of each Borrower under the Promissory Note issued by such Borrower, which note evidences (or, in the case of a MEAG Borrower, will evidence) the DOE Guaranteed Loan being made (or, in the case of a MEAG Borrower, to be made) available to such Borrower for the purpose of financing a portion of such Borrower’s undivided ownership interest in the Project and its obligations under the Ownership Agreement and the EPC Contract; and (b) pursuant to the applicable Security Documents, (i) GPC has granted and each MEAG Borrower will grant a Security Interest in, among other collateral, its rights under the Assigned Agreements and MEAG will grant a Security Interest in all of the equity ownership interests in such MEAG Borrower, to the applicable DOE Collateral Agent as first priority security, subject, in each case, to Permitted Liens (as defined in the applicable Security Document for such Borrower), for the repayment and performance of the obligations of such Borrower arising under or in connection with its respective Loan Guarantee Documents or Credit Facility Documents, as applicable, and (ii) OPC has granted a Security Interest in, among other collateral, its rights under the Assigned Agreements to the OPC Trustee as first priority security, subject to Permitted Exceptions (as defined in the OPC Indenture) for the repayment of the obligations of OPC under its Promissory Notes and DOE Reimbursement Notes.

2.02                        Consent to Security.

(a)                                 Each Owner hereby consents to the granting of each Security Interest by each Borrower (including, without the need for further consent or acknowledgement, each grant in the future by a MEAG Borrower contemplated by Section 2.01(b) and, in the case of each MEAG Borrower, the pledge by MEAG of all of the equity ownership interests in such MEAG Borrower (the “MEAG SPV Equity”)) pursuant to such Borrower’s Security Documents and to the exercise of DOE’s and the applicable DOE Collateral Agent’s rights and remedies thereunder in accordance with the terms of such Security Documents and this Agreement.  Notwithstanding any provision of this Agreement to the contrary, DOE and each DOE Collateral Agent party hereto acknowledges and agrees that nothing in this Agreement shall be construed as a consent by OPC, MEAG, any MEAG Borrower or Dalton to any assignment (whether collateral or otherwise) by GPC of any of its rights or obligations in its capacity as agent for the Owners under any of the Owner Documents, and that any such attempted assignment, unless done strictly in accordance with the provisions for removal or resignation of the Owners’ Agent in the Owner Documents, shall be null and void.

(b)                                 Each of the Owners agrees that the grant of the Security Interests by the Borrowers and MEAG pursuant to the Security Documents does not relieve it from its obligation to continue performance of the Assigned Agreements to which it is a party.

2.03                        Notice of Downgrade.  Prior to Commercial Operation of both Additional Units, each Borrower and the Owners’ Agent shall give notice to DOE and to each of the other Owners, promptly after (x) such Borrower (or, in the case of a MEAG Borrower, any credit rating applicable to any bonds issued by MEAG in connection with the Project) has been, and (y) in the case of the Owners’ Agent, the Owners’ Agent obtains Knowledge that any Owner (or, in the case of a MEAG Borrower, any credit rating applicable to any bonds issued by MEAG in connection with the Project) has been, downgraded below Investment Grade by any Major Rating Agency (each such notice, a “Downgrade Notice”).

2.04                        Notice of Ownership/IP Agreement Payment Defaults; DOE Right to Cure.

(a)                                 Upon the occurrence of any payment default by an Owner under the Ownership Agreement (to the extent such payment is required to meet such Owner’s payment obligations under any IP Agreement) (an “Ownership Agreement IP Default”) or any payment default by an Owner (or its agent) under any IP Agreement (an “IP Agreement Default”), such Owner (but only if such Owner is a Borrower) and the Owners’ Agent shall, (x) not later than five Georgia Business Days after such default, give DOE prompt notice thereof (each such notice, as the case may be, an “Ownership Agreement IP Default Notice” or an “IP Agreement Default Notice”), and (y) in the case of an IP Agreement Default Notice, promptly after such Person obtains Knowledge of any of the additional facts specified under clauses (i) through (iv) below during the continuance of the IP Agreement Default that materially affect the information previously delivered, give DOE a further notice that shall specify such additional facts in reasonable detail, in each case as of the date of such further notice:

(i)                                     the amount of the payment default and all damages or other charges (if any) to be paid as a result thereof;

(ii)                                  an estimate of all other amounts owed by such Owner under the relevant IP Agreement;

(iii)                               an estimate of any other overdue liabilities or unperformed obligations of such Owner then outstanding with respect to the Project, including under the Owner Documents and the IP Agreements; and

(iv)                              an estimate of any other liabilities or obligations of such Owner under the relevant IP Agreement which are likely to fall due within 90 days after the date of the IP Agreement Default Notice.

(b)                                 Each Borrower agrees that DOE shall have the right, but not the obligation, to cure any Ownership Agreement IP Default or IP Agreement Default by a Borrower in the event such Ownership Agreement IP Default or IP Agreement Default is not cured by another Owner within five Georgia Business Days following delivery of the Ownership Agreement IP Default Notice or IP Agreement Default Notice, by making such payment on the defaulting Borrower’s behalf (each such payment, a “DOE Cure Payment”) by advancing funds for such purpose on behalf of such Borrower pursuant to such Borrower’s Loan Guarantee Agreement and Security Documents.

(c)                                  Each Owner has the right to reimburse DOE for any DOE Cure Payment.  Upon making the reimbursement, the Owner shall have the rights under Section 7.7 of the Ownership Agreement with respect to such reimbursed amount.

(d)                                 Upon delivering a notice of intent to make an overdue payment on behalf of a defaulting Owner pursuant to Section 7.7(c) of the Ownership Agreement with respect to any Ownership Agreement IP Default, such Owner shall promptly provide DOE with the details of that notice and the amount of the payment.

2.05                        Consultation with DOE Following Notice of Downgrade or Ownership/IP Agreement Default.

(a)                                 The Owners and DOE agree that following the delivery of a Downgrade Notice, an Ownership Agreement IP Default Notice or an IP Agreement Default Notice, they will consult with one another as to the impact of such downgrade or default on the Project or the downgraded or defaulting Person’s ability to perform its obligations pursuant to the Owner Documents and the IP Agreements, and potential courses of action.

(b)                                 To facilitate such consultation process, (i) at the request of DOE, each Owner agrees to meet with DOE in Atlanta, Georgia with respect to a Downgrade Notice, an Ownership Agreement IP Default Notice or an IP Agreement Default Notice; and (ii) at the request of Owners holding a majority of the aggregate Ownership Interests (as defined in the Ownership Agreement), DOE agrees to meet with the Owners in Washington, D.C. with respect to a Downgrade Notice, an Ownership Agreement IP Default Notice or an IP Agreement Default Notice.  Each such meeting shall be at reasonable times and upon reasonable prior notice by the Person requesting the meeting.

2.06                        Rejection of Ownership Agreement in Bankruptcy.  If a Borrower files for bankruptcy protection and rejects the Ownership Agreement as an executory contract, DOE or the relevant DOE Collateral Agent (or its transferee) will have the right to require that the remaining Owners enter into a replacement agreement for such rejected agreement with DOE (or the DOE Collateral Agent or transferee), as a replacement Owner for the Borrower that rejected the Ownership Agreement, on substantially the same terms and conditions as such rejected agreement.

2.07                        Limitation of Liability for Owners’ Agent and for DOE.  In no event shall any action or omission by GPC, as the Owners’ Agent, under this Agreement constitute a default by a Borrower under its respective Loan Guarantee Agreement.  The provisions of the Ownership Agreement that provide limitations on the liability of GPC with respect to any actions or omissions in its capacity as Owners’ Agent shall be applicable to any actions or omissions by GPC, as Owners’ Agent, under this Agreement.  With respect to any actions or omissions by DOE under this Agreement with respect to any Borrower, the provisions of the applicable Loan Guarantee Agreement that provide limitations on the liability of DOE to such Borrower shall apply to such actions or omissions with respect to such Borrower, except as otherwise expressly provided herein.

2.08                        Termination of EPC Contract by Owners’ Agent.

(a)                                 (i)                                     The Owners’ Agent shall provide 90 days’ prior notice to DOE (such notice, an “EPC Contract Notice of Termination”) in advance of exercising, in accordance with the terms and conditions of the Owner Documents, the Owners’ right under Section 22.3 of the EPC Contract to terminate the EPC Contract (such 90 day period, or such shorter period satisfactory to DOE, the “Advance Notice Period”).  The Owners’ Agent shall deliver a copy of the EPC Contract Notice of Termination to each of the other Owners.  The EPC Contract Notice of Termination shall (1) provide the earliest date on which the EPC Contract will be terminated (which date shall not be earlier than 90 days following the date of delivery of the EPC Contract Notice of Termination or such earlier date satisfactory to DOE) and (2) indicate whether the requisite Owners, acting in accordance with the terms and conditions of the Owner Documents, (A) intend to continue with the development and construction of the Project if such Owners are able to enter into a replacement engineering, procurement and construction agreement (a “Replacement EPC Contract”) on terms and conditions satisfactory to them, acting in accordance with the terms and conditions of the Owner Documents (in which case the EPC Contract Notice of Termination shall constitute a “Replacement EPC Termination Notice”), or (B) do not intend to enter into a Replacement EPC Contract (in which case the EPC Contract Notice of Termination shall constitute a “Project Termination Notice” and the Advance Notice Period shall constitute an “EPC Contract Termination Consultation Period”).

(ii)                                  Notwithstanding any other term or provision of this Section 2.08, all actions to be taken by any one or more of the Owners or by the Owners’ Agent shall be taken pursuant to and in compliance with the terms and conditions of the Owner Documents.  Except as otherwise expressly set forth in this Section 2.08 with respect to (A) authority granted by the Owners to the Owners’ Agent to take specific actions described herein and (B) the rights and obligations of the various Parties to purchase or sell Ownership Interests in accordance with the terms hereof and of the Owner Documents, nothing in this Section 2.08 shall, or shall be construed as, altering, modifying, expanding, contracting, limiting or otherwise changing the respective rights and obligations of each of the Owners with respect to each other Owner or the Owners’ Agent, or of the Owners’ Agent with respect to the Owners or each Owner, in each case as set forth in the Owner Documents.

(b)                                 In the event the Owners’ Agent delivers a Replacement EPC Termination Notice to DOE, the Owners, acting in accordance with the terms and conditions of the Owner Documents, (i) may elect to exercise the Owners’ right under Section 22.3 of the EPC Contract to terminate the EPC Contract following the expiration of the Advance Notice Period and (ii) shall have a period of 180 days from the date the Replacement EPC Termination Notice is delivered to DOE during which the Owners that intend to continue with the development and construction of the Project shall seek to enter into a Replacement EPC Contract on terms and conditions satisfactory to them (acting in accordance with the terms and conditions of the Owner Documents) and, with respect to GPC, to the Georgia Public Service Commission.  In the event such Owners (acting in accordance with the terms and conditions of the Owner Documents) do not enter into such a Replacement EPC Contract within such 180-day period (such failure to enter into a Replacement EPC Contract, a “No Replacement EPC Event”), then each Borrower shall be subject to the obligations, if any, set forth in such Borrower’s Loan Guarantee Documents with respect to such No Replacement EPC Event.

(c)                                  (i)                                     In the event the Owners’ Agent delivers a Project Termination Notice, each Borrower shall be subject to the obligations, if any, set forth in such Borrower’s Loan Guarantee Documents with respect to a Project Termination Notice.  During the EPC Contract Termination Consultation Period DOE may elect, subject to Section 2.08(d)(v), to assume in writing all of the rights and obligations under the EPC Contract of (A) GPC (other than in its capacity as Owners’ Agent) and (B) the other Owners that have not elected to continue with the development and construction of the Project in accordance with the provisions of Section 3.8 of the Development Agreement (the “DOE EPC Assumption Election”) by delivering notice of such election to each Owner (the “DOE EPC Assumption Election Notice”).  GPC and each other Owner that has not elected to continue with the development and construction of the Project in accordance with Section 3.8 of the Development Agreement shall be referred to individually as a “Non-Continuing Owner” and collectively as the “Non-Continuing Owners.” Any Owner (other than GPC) that has elected to continue with the development and construction of the Project in accordance with Section 3.8 of the Development Agreement shall be referred to as a “Continuing Owner.”

(ii)                                  The rights of the Continuing Owners to continue with the development and construction of the Project with DOE pursuant to this Section 2.08 are in addition to the rights provided to the Continuing Owners to continue with the development and construction of the Project pursuant to Section 3.8 of the Development Agreement.

(iii)                               As a condition to completing the EPC Assignment and Assumption, DOE must satisfy the requirements of Article 29 of the EPC Contract with respect to an assignee;

provided, however, that if any approvals of any governmental authority, including the NRC, are required as a condition to completing the EPC Assignment and Assumption and cannot be obtained within the EPC Contract Termination Consultation Period, then, upon receipt from DOE of the assurance of payment and indemnity described in the immediately following clause (iv), the Owners’ Agent shall exercise the Owners’ right to suspend the work under the EPC Contract prior to the expiration of the EPC Contract Termination Consultation Period, and such suspension shall continue until the earlier of (A) such time as such approvals shall have been obtained or (B) the termination of the EPC Contract by the EPC Contractor pursuant to Section 22.5(a)(vi) of the EPC Contract (the “Suspension Period”).  If, prior to the expiration of the EPC Contract Termination Consultation Period, DOE has not delivered the DOE EPC Assumption Election Notice to the Owners, or DOE has delivered the DOE EPC Assumption Election Notice to the Owners and either (X) all approvals described in the immediately preceding sentence are not obtained within 365 days of the date of such notice or (Y) DOE has failed to make any payment required under Section 2.08(c)(iv) on a timely basis, then the Owners’ Agent may exercise the Owners’ right under Section 22.3 of the EPC Contract to terminate the EPC Contract.

(iv)                              All costs and expenses charged by the EPC Contractor, or otherwise chargeable by the Owners’ Agent to the Owners pursuant to the Ownership Agreement, for or in connection with a suspension of work under the EPC Contract pursuant to the immediately preceding clause (iii), shall be solely for the account of DOE.  The obligation of the Owners’ Agent to suspend the work under the EPC Contract pursuant to clause (iii) shall be conditioned upon the prior receipt by the Owners’ Agent from DOE of (A) an assurance of payment satisfactory to the Owners’ Agent, including that such assurance of payment (and payments to be made thereunder) shall not be subject to appropriations risk, and (B) an indemnity to each Non-Continuing Owner and the Owners’ Agent (and their respective officials, advisors, servants, officers, directors, employees, representatives, attorneys and agents) in form and substance satisfactory to it, from and against any cost, loss, expense or damage, including, without limitation, attorney fees and expenses, suffered or incurred by it and arising directly out of such suspension, subject to a cap to be agreed upon by DOE, each Non-Continuing Owner and the Owners’ Agent.  In the event DOE fails to make any payment required under this Section 2.08(c)(iv) on a timely basis, the Continuing Owners, if any, shall be responsible for, and shall make payment of, any such missed or late payment.  Each Continuing Owner shall be responsible for, and shall make payment of, the amount of any late or missed payment realized by multiplying (X) the total amount of such missed or late payment by (Y) the percentage realized by dividing the Ownership Interest of such Continuing Owner by the total Ownership Interests of all Continuing Owners.

(v)                                 In the event DOE has made the DOE EPC Assumption Election in accordance with the requirements of Section 2.08(c)(i), then prior to the later to occur of the expiration of the EPC Contract Termination Consultation Period or the expiration of the Suspension Period, DOE shall assume, in a writing satisfactory to each Non-Continuing Owner and subject to Section 2.08(d)(v), all of the rights and obligations of each Non-Continuing Owner (other than the rights and obligations of GPC in its capacity as Owners’ Agent) under the EPC Contract, and each Non-Continuing Owner shall execute and deliver such additional documentation as shall be reasonably necessary in furtherance of the assignment to, and assumption by, DOE of all of the right, title and interest of each Non-Continuing Owner in and to the EPC Contract (other than any right, title and interest of GPC in its capacity as Owners’ Agent) (the “EPC Assignment and Assumption”).

(vi)                              In the event DOE has made the DOE EPC Assumption Election in accordance with Section 2.08(c)(i) and DOE has completed the EPC Assignment and Assumption in accordance with the requirements of Section 2.08(c)(v), then one or more of DOE and the Continuing Owners shall have the right to acquire all or a portion (as the case may be) of the Ownership Interest of each Non-Continuing Owner, either in accordance with Section 2.08(d) or in accordance with Section 2.08(e), at any time following receipt of all approvals and consents required by law, including any approval required from the NRC.  DOE shall have the sole right to decide whether such acquisition by the Purchaser shall proceed under the provisions of Section 2.08(d) or 2.08(e).

(vii)                           In the event the Owners’ Agent has delivered a Project Termination Notice in accordance with Section 2.08(a)(i), upon the earlier to occur of (A) DOE’s completion of the EPC Assignment and Assumption in accordance with Section 2.08(c)(v) or (B) the commencement of the Suspension Period in accordance with Section 2.08(c)(iii), the Non-Continuing Owners shall not be responsible for payment of any Cost of Construction incurred after the date of either such occurrence.

(d)                                 Dilution Option.  (i)  If DOE exercises its right pursuant to Section 2.08(c)(vi) to acquire a portion of the Ownership Interest of each Non-Continuing Owner pursuant to this Section 2.08(d), then such portion with respect to each Non-Continuing Owner shall be referred to in this Section 2.08(d) as the “Initial Transferred Proportionate Interest”.  In the event the Purchaser incurs additional ODA Cost of Construction after the Initial Closing, then the Ownership Interest of the Purchaser shall be adjusted as necessary by acquiring from each Non-Continuing Owner additional portions of the Ownership Interest of each Non-Continuing Owner (the “Additional Proportionate Interests”) through one or more Subsequent Closings.

(ii)                                  In the event there are any Continuing Owners, in advance of exercising its right pursuant to Section 2.08(c)(vi) to acquire a portion of the Ownership Interest of each Non-Continuing Owner in accordance with this Section 2.08(d), DOE shall first offer each Continuing Owner the opportunity to acquire a pro rata portion of the entire Initial Transferred Proportionate Interest of each Non-Continuing Owner, with such pro rata portion based on the Ownership Interest of each such Continuing Owner in proportion to the aggregate Ownership Interests of the Continuing Owners, by providing a written notice (for purposes of this Section 2.08(d), the “Offer Notice”) to each Continuing Owner, with a copy of such Offer Notice to each Non-Continuing Owner.  During the 120-day period following receipt of the Offer Notice (for purposes of this Section 2.08(d), the “Continuing Owner Offer Period”), each Continuing Owner may deliver to DOE (with a copy to each Non-Continuing Owner and each other Continuing Owner) notice of its election, subject to receipt of required regulatory approvals, including any approval required from the NRC, to acquire its pro rata portion of the Initial Transferred Proportionate Interest of each Non-Continuing Owner (for purposes of this Section

2.08(d), a “Continuing Owner Purchase Election” and any Continuing Owner that delivers such a Continuing Owner Purchase Election, an “Electing Continuing Owner”).  In the event all Continuing Owners are Electing Continuing Owners, then such Electing Continuing Owners shall proceed in an expeditious manner to an Initial Closing in accordance with Section 2.08(d)(iii).   In the event there is more than one Continuing Owner, and less than all of the Continuing Owners are Electing Continuing Owners, then DOE shall offer the unaccepted portion of the Initial Transferred Proportionate Interest to the Electing Continuing Owners, on a pro rata basis according to the Ownership Interest of each such Electing Continuing Owner (for purposes of this Section 2.08(d), the “Additional Offer Notice”), who shall then have 30 days to accept such Additional Offer Notice by delivering to DOE (with a copy to each Non-Continuing Owner and each other Continuing Owner) notice of such acceptance.  In the event any Additional Offer Notice is not accepted, DOE and any Electing Continuing Owners shall proceed in an expeditious manner to an Initial Closing in accordance with Section 2.08(d)(iii).  In the event all of the Additional Offer Notices are accepted, the Electing Continuing Owners shall proceed in an expeditious manner to an Initial Closing in accordance with Section 2.08(d)(iii).  In the event there are no Electing Continuing Owners during the Continuing Owner Offer Period, then DOE shall proceed in an expeditious manner to an Initial Closing in accordance with Section 2.08(d)(iii).

(iii)                               Subject to completion of the procedures required by Section 2.08(d)(ii), the Purchaser may deliver to each Non-Continuing Owner and to the Owners’ Agent notice of a closing date for the Purchaser’s acquisition of the Initial Transferred Proportionate Interest (the “Initial Closing”), which date shall not be less than 30 days after the date of delivery of such notice.  At the Initial Closing for each Non-Continuing Owner:

(A) each of the Purchaser and such Non-Continuing Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to the Purchaser the Initial Transferred Proportionate Interest of such Non-Continuing Owner;

(B) each of DOE and such Non-Continuing Owner shall deliver to each other and each Continuing Owner a report, in such detail as shall reasonably be requested by any such recipient, which shall set forth, as of the date of the most recently completed fiscal quarter of the Owners’ Agent and that is at least 60 days prior to the date of the Initial Closing (the “Initial Closing Quarterly Information Date”), (1) in the case of such Non-Continuing Owner’s report, the aggregate ODA Cost of Construction paid or incurred by the Non-Continuing Owner with respect to such Non-Continuing Owner’s Ownership Interest, which shall be net of any refunds received by such Non-Continuing Owner with respect to any disputed amounts paid under the EPC Contract (the “Non-Continuing Owner Payment Amount”), and (2) in the case of DOE’s report, the aggregate ODA Cost of Construction paid or incurred by DOE or its designee, which shall be net of any refunds received by DOE with respect to any disputed amounts paid under the EPC Contract, multiplied by a fraction, the numerator of which is such Non-Continuing Owner’s Ownership Interest and the denominator of which is the aggregate Ownership Interests of all Non-Continuing Owners (the “DOE Initial Closing Payment Amount”);

(C) if the Purchaser includes one or more Electing Continuing Owners, (I) such Electing Continuing Owners shall make payment to DOE or its designee in immediately available funds by wire transfer (or other means acceptable to all parties to the Initial Closing) of the DOE Initial Closing Payment Amount (or in the event the Purchaser includes DOE together with one or more Electing Continuing Owners, payment by the Electing Continuing Owners of a pro rata portion of the DOE Initial Closing Payment Amount based on the portion of the Initial Transferred Proportionate Interest to be acquired by the Electing Continuing Owners), and (II) DOE or its designee and such Electing Continuing Owners shall execute and deliver such documentation as shall be reasonably necessary in order to assign to the Purchaser all or a portion (as applicable) of the right, title and interest of DOE in and to the EPC Contract; and

(D) the Electing Continuing Owners shall make payment to DOE or its designee in immediately available funds by wire transfer (or other means acceptable to all parties to the Initial Closing) of the Suspension Period Payment Amount (or, in the event the Purchaser includes DOE together with one or more Electing Continuing Owners, a pro rata portion of the Suspension Period Payment Amount based on the portion of the Initial Transferred Proportionate Interest to be acquired by DOE and the portion of the Initial Transferred Proportionate Interest to be acquired by the Electing Continuing Owners).

For any such Initial Closing with respect to a Non-Continuing Owner, the Initial Transferred Proportionate Interest shall be equal to such Non-Continuing Owner’s Final Percentage Interest, multiplied by a fraction, the numerator of which is the DOE Initial Closing Payment Amount with respect to such Non-Continuing Owner and the denominator of which is the sum of the Non-Continuing Owner Payment Amount and the DOE Initial Closing Payment Amount.  (For illustrative purposes only, see the calculation set forth in Example 1 on Appendix C attached hereto.)

(iv)                              In the event an Initial Closing occurs with respect to a Non-Continuing Owner and the Purchaser in such Initial Closing incurs additional ODA Cost of Construction following the Initial Closing Quarterly Information Date, one or more additional closings (each, a “Subsequent Closing”) will be held, at which the Purchaser will acquire from such Non-Continuing Owner an Additional Proportionate Interest with respect to such Non-Continuing Owner.  A Subsequent Closing shall occur on the 60th day following the end of any fiscal quarter following the Initial Closing Quarterly Information Date in which the Purchaser incurs such additional ODA Cost of Construction.  At any such Subsequent Closing for a Non-Continuing Owner:

(A) each of the Purchaser and such Non-Continuing Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to the Purchaser the Additional Proportionate Interest of such Non-Continuing Owner; and

(B) each of such Non-Continuing Owner and each Purchaser shall deliver to each other, each other Purchaser and each Continuing Owner a report, in such detail as shall reasonably be requested by any such recipient, which shall set forth, as of the end of such fiscal quarter, (1) in the case of each Purchaser’s report, the aggregate ODA Cost of Construction paid or incurred by such Purchaser through the end of such fiscal quarter, which shall be net of any refunds received by such Purchaser with respect to any disputed amounts paid under the EPC Contract (the “Individual Purchaser Amount”; the aggregate of all Individual Purchaser Amounts with respect to such Subsequent Closing, the “Purchaser Additional Payment Amount”), and (2) in the case of such Non-Continuing Owner’s report, the aggregate ODA Cost of Construction paid or incurred by such Non-Continuing Owner through the end of such fiscal quarter, which shall be net of any refunds received by such Non-Continuing Owner with respect to any disputed amounts paid under the EPC Contract (the “Non-Continuing Owner Additional Payment Amount”).

The Additional Proportionate Interest to be assigned and conveyed to the Purchaser at any Subsequent Closing shall be equal to the New Aggregate Percentage Interest minus the Prior Aggregate Percentage Interest.  With respect to any Subsequent Closing, the “New Aggregate Percentage Interest” shall be equal to (X) the amount realized by dividing the Purchaser Additional Payment Amount with respect to such Non-Continuing Owner by an amount equal to the sum of the Non-Continuing Owner Payment Amount and the Purchaser Additional Payment Amount and (Y) multiplying such amount realized by such Non-Continuing Owner’s Final Percentage Interest. With respect to any Subsequent Closing, the “Prior Aggregate Percentage Interest” shall be equal to the aggregate Ownership Interest of the relevant Non-Continuing Owner conveyed and assigned to the Purchaser through the Initial Closing and all prior Subsequent Closings.  (For illustrative purposes only, see the calculation set forth in Example 2 on Appendix C attached hereto.)

(v)                                 The Ownership Interest held by the Purchaser, however acquired, at any particular time in question shall be referred to herein as the “Purchaser’s Ownership Interest” and the Ownership Interest retained by the Non-Continuing Owner at any particular time in question shall be referred to herein as the “Retained Ownership Interest.”  In connection with an assumption of the EPC Contract by a Purchaser pursuant to this Section 2.08, the Purchaser, on the one hand, and the Non-Continuing Owner, on the other hand, shall share the proceeds of any refunds of previously paid disputed amounts, liquidated damages, warranty claims and other amounts payable to the Owners under or in respect of the EPC Contract pro rata based on the Purchaser’s Ownership Interest and the Retained Ownership Interest at the time such proceeds are paid.  Any refund of all or any part of the Suspension Period Payment Amount will be paid to DOE (or, if one or more Electing Continuing Owners has acquired all or a portion of the Non-Continuing Owners’ Ownership Interests, shared pro rata among DOE and each of the Electing Continuing Owners based on the portion of the Non-Continuing Owners’ Ownership Interests acquired by each of them).

(vi)                              With respect only to an assignment and conveyance of OPC’s Ownership Interest pursuant to this Section 2.08(d), the DOE Initial Closing Payment Amount and each Purchaser Additional Payment Amount applicable to OPC’s Ownership Interest shall, prior to the applicable Initial Closing or Subsequent Closing, be deemed a loan without interest in a like amount by the applicable Purchaser to OPC (for purposes of the calculations set forth above in this Section 2.08(d) only and not for purposes of the OPC Indenture, such amounts shall be deemed additional ODA Cost of Construction paid or incurred by DOE or its designee and shall not be deemed additional ODA Cost of Construction paid or incurred by OPC).  At the applicable Initial Closing or Subsequent Closing, the portion of OPC’s Ownership Interest then assigned and conveyed to a Purchaser shall be deemed purchased by such Purchaser for a purchase price equal to the amount of such deemed loan of such Purchaser, and such purchase price shall be deemed paid by such Purchaser through the satisfaction in full of such deemed loan effective automatically upon such Initial Closing or Subsequent Closing, as the case may be.

(e)                                  Installment Option.                                       (i)                                     In the event there are any Continuing Owners, in advance of exercising its right pursuant to Section 2.08(c)(vi) to acquire the Ownership Interest of each Non-Continuing Owner in accordance with this Section 2.08(e), DOE shall first offer each Continuing Owner the opportunity to acquire a pro rata portion of the entire Ownership Interest of each Non-Continuing Owner, with such pro rata portion based on the Ownership Interest of each such Continuing Owner in proportion to the aggregate Ownership Interests of the Continuing Owners, by providing a written notice (for purposes of this Section 2.08(e), the “Offer Notice”) to each Continuing Owner, with a copy of such Offer Notice to each Non-Continuing Owner.  During the 120-day period following receipt of the Offer Notice (for purposes of this Section 2.08(e), the “Continuing Owner Offer Period”), each Continuing Owner may deliver to DOE (with a copy to each Non-Continuing Owner and each other Continuing Owner) notice of its election, subject to receipt of required regulatory approvals, including any required approvals of the NRC, to acquire its pro rata portion of the entire Ownership Interest of each Non-Continuing Owner (for purposes of this Section 2.08(e), a “Continuing Owner Purchase Election” and any Continuing Owner that delivers such a Continuing Owner Purchase Election, an “Electing Continuing Owner”).  In the event all Continuing Owners are Electing Continuing Owners, then such Electing Continuing Owners shall proceed in an expeditious manner to a closing in accordance with Section 2.08(e)(ii).  In the event there is more than one Continuing Owner, and less than all of the Continuing Owners are Electing Continuing Owners, then DOE shall offer the unaccepted portion of the entire Ownership Interest of each Non-Continuing Owner to the Electing Continuing Owners, on a pro rata basis according to the Ownership Interest of each such Electing Continuing Owners (for purposes of this Section 2.08(e), the “Additional Offer Notice”), who shall then have 30 days to accept such Additional Offer Notice by delivering to DOE (with a copy to each Non-Continuing Owner and each other Continuing Owner) notice of such acceptance.  In the event any Additional Offer Notice is not accepted, DOE shall have the right to acquire the entire Ownership Interest of each Non-Continuing Owner and shall proceed in an expeditious manner to a closing in accordance with Section 2.08(e)(iii), and no Electing Continuing Owner shall have the right to acquire the Ownership Interest of a Non-Continuing Owner.  In the event there are no Electing Continuing Owners during the

Continuing Owner Offer Period, then DOE shall proceed in an expeditious manner to a closing in accordance with Section 2.08(e)(iii)

(ii)                                  Subject to completion of the procedures set forth in Section 2.08(e)(i), if one or more Continuing Owners intends to exercise their right pursuant to Section 2.08(c)(vi) to acquire all of the Ownership Interest of each Non-Continuing Owner pursuant to this Section 2.08(e), then such Electing Continuing Owners shall have the right to acquire such Ownership Interest for a purchase price equal to the aggregate ODA Cost of Construction paid or incurred by the Non-Continuing Owner at the time of the closing of the acquisition, payable in immediately available funds at the closing of such acquisition.  The Electing Continuing Owners may exercise such right by delivering to DOE, each Non-Continuing Owner and to the Owners’ Agent notice of a closing date for the acquisition by the Electing Continuing Owners of all of the Ownership Interest of each Non-Continuing Owner, which date shall not be less than 30 days after the date of delivery of such notice.  At the closing for each Non-Continuing Owner:

(A) the Electing Continuing Owners and such Non-Continuing Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to the Electing Continuing Owners all of the Ownership Interest of such Non-Continuing Owner;

(B) DOE or its designee and such Electing Continuing Owners shall execute and deliver such documentation as shall be reasonably necessary in order to assign to the Electing Continuing Owners all of the right, title and interest of DOE in and to the EPC Contract; and

(C) the Electing Continuing Owners shall make payment to DOE or its designee in immediately available funds by wire transfer (or other means acceptable to all Parties) of the Suspension Period Payment Amount.

(iii)                               Subject to completion of the procedures set forth in Section 2.08(e)(i), if DOE elects to acquire all of the Ownership Interest of each Non-Continuing Owner pursuant to this Section 2.08(e), then DOE shall have the right to acquire each such Ownership Interest for a purchase price equal to the aggregate ODA Cost of Construction paid or incurred by the Non-Continuing Owner at the time of the closing of the acquisition, payable in equal payments in 40 consecutive quarterly installments without interest, on (x) if the Non-Continuing Owner is a Borrower, each date for payment of principal or interest or both specified in the applicable Promissory Note, which date is on a quarterly basis, and (y) if the Non-Continuing Owner is not a Borrower, the first Federal Government Business Day of each calendar quarter, in each case commencing with the first complete calendar quarter following the closing date.  DOE may exercise such right by delivering to each Non-Continuing Owner and to the Owners’ Agent notice of a closing date for the acquisition by DOE or its designee of all of the Ownership Interest of each Non-Continuing Owner, which date shall not be less than 30 days after the date of delivery of such notice.  At the closing for each Non-Continuing Owner, DOE or its designee, the Continuing Owners and such Non-Continuing Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to DOE or its designee all of the Ownership Interest of such Non-Continuing Owner and to document the installment purchase by DOE.

(iv)                              Notwithstanding the provisions of Section 2.08(e)(iii), with respect to the acquisition of OPC’s Ownership Interest pursuant to such Section, OPC shall only assign and convey portions of its Ownership Interest as installment payments are made by DOE or its designee, such assignments and conveyances to be in portions equal to OPC’s Ownership Interest on the date of the conveyance and assignment multiplied by a fraction, the numerator of which is the sum of (1) the principal amount of the installment payment then being made by DOE or its designee (which installment payment shall be in the amount of the aggregate unreimbursed ODA Cost of Construction of OPC on the date of the conveyance and assignment, which amount shall be net of any refunds received by OPC with respect to any disputed amount under the EPC Contract, multiplied by a fraction the numerator of which is one (1) and the denominator of which is the result of (a) forty (40) minus (b) the number of such installments previously paid by DOE or its designee pursuant to this Section 2.08(e)) and (2) the aggregate additional ODA Cost of Construction paid or incurred by DOE or its designee as of the date of the conveyance and assignment, which amount shall be net of any refunds received by DOE or its designee with respect to any disputed amount under the EPC Contract, multiplied by a fraction, the numerator of which is OPC’s Ownership Interest on such date and the denominator of which is the aggregate Ownership Interests of DOE and all Non-Continuing Owners on such date (in each case without regard to such conveyance and assignment), and which amount shall, in the case of subsequent assignments and conveyances, be determined since the date of the immediately preceding assignment and conveyance (the “Additional Installment Option Payment Amount”), and the denominator of which is the sum of (I) the aggregate unreimbursed ODA Cost of Construction of OPC on the date of the conveyance and assignment, which amount shall be net of any refunds received by OPC with respect to any disputed amount under the EPC Contract, and (II) the Additional Installment Option Payment Amount.  (For illustrative purposes only, see the calculation set forth in Example 3 on Appendix C attached hereto.)  With respect to any assignment and conveyance of OPC’s Ownership Interest pursuant to this Section 2.08(e), each Additional Installment Option Payment Amount shall, prior to the applicable assignment and conveyance, be deemed a loan without interest in a like amount by DOE to OPC (for purposes of the calculations set forth above in this Section 2.08(e)(iv) only and not for purposes of the OPC Indenture, such amounts shall be deemed additional ODA Cost of Construction paid by DOE or its designee and shall not be deemed additional ODA Cost of Construction paid by OPC).  At each assignment and conveyance, the portion of OPC’s Ownership Interest then assigned and conveyed based on such Additional Installment Option Payment Amount (and not based upon the installment payments being made pursuant to this Section 2.08(e)) shall be deemed purchased by DOE or its designee for a purchase price equal to the amount of such deemed loan, and such purchase price shall be deemed paid by DOE or its designee by the satisfaction in full of such deemed loan effective automatically upon the applicable closing.

SECTION 3:  Ownership Agreement Amendments.

3.01                        Ownership Agreement Amendments.  The Owners hereby amend the Ownership Agreement as set forth in Section 3.02 and Section 3.03.

3.02                        Additional Definitions.  Appendix A of the Ownership Agreement is hereby amended to add the following definitions in alphabetical order with the other definitions therein:

“DOE” means the United States Department of Energy acting by and through the Secretary of Energy (or appropriate authorized representative thereof).

“DOE Security Document” means the deed to secure debt, mortgage, indenture, security agreement, equity pledge agreement or other instrument, other than the OPC Indenture, pursuant to which title to the Ownership Interest of any Participating Party (and, in the case of any MEAG SPV, the MEAG SPV Equity in such Participating Party) is granted as security or a lien is created against such title in order to secure (a) indebtedness owed by such Participating Party to an agency or instrumentality of the United States government or other third party lender(s), which indebtedness has been guaranteed, in whole or in part, by DOE, and the proceeds of which are or have been used for the construction of the Additional Units, (b) reimbursement obligations owed by such Participating Party to an agency or instrumentality of the United States government, with respect to payments by such agency or instrumentality under any guarantee with respect to such indebtedness, and (c) other obligations owed by such Participating Party to an agency or instrumentality of the United States government pursuant to the agreements related to the foregoing.

“DOE Trustee” means a security title and lien holder under a DOE Security Document.

“EPC Assignment and Assumption” has the meaning given such term in the Owners Direct Agreement.

“MEAG SPV Equity” means the equity ownership interests in each MEAG SPV.

“Non-Continuing Owner” has the meaning given such term in the Owners Direct Agreement.

“Owners Direct Agreement” means the Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement among GPC, OPC, MEAG, Dalton, DOE, PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, and each MEAG Borrower (as defined therein) that becomes a party thereto, dated as of February     , 2014.

“Project Termination Notice” has the meaning given such term in the Owners Direct Agreement.

“Suspension Period” has the meaning given such term in the Owners Direct Agreement.

3.03                        Article IV Amended Section.  Article IV of the Ownership Agreement is hereby amended to revise Section 4.2 by deleting subsection (g) in its entirety and replacing it with the following new subsection:

(g)                                  In addition to each Participating Party’s right to transfer or sell its Ownership Interest under Section 4.2(a), all or any portion of any Participating Party’s Ownership Interest in the Additional Units Property (and, in the case of any MEAG SPV, the MEAG SPV Equity) may be transferred or sold pursuant to a foreclosure action or power of sale without complying with the provisions of this Section 4.2 (but only in such instance and without affecting such rights for future transfers), if the transfer or sale is conducted in accordance with this Section 4.2(g).

(i)                                     This Section 4.2(g) shall apply:

(A)                               To all or any portion of OPC’s Ownership Interest in the Additional Units Property if (1) an “Event of Default” has occurred and is continuing under the terms of OPC’s Indenture (“OPC Default”), and (2) an agency or instrumentality of the United States government is a holder of indebtedness secured by OPC’s Indenture (the security title and lien holder under the OPC Indenture, the “OPC Trustee”); or

(B)                               To all or any portion of the Ownership Interest in the Additional Units Property of any Participating Party, other than OPC, if an event of default (howsoever described) has occurred and is continuing under the terms of the DOE Security Document of such Participating Party (“DOE Default”); or

(C)                               In the case of any MEAG SPV, to all or any portion of the MEAG SPV Equity of such MEAG SPV Participating Party if an applicable DOE Default has occurred and is continuing.

(ii)                                  Prior to any sale or transfer under this Section 4.2(g) (but without prejudice to any right of the OPC Trustee or the applicable DOE Trustee, as the case may be, to commence the public advertisement process for a public sale), the OPC Trustee in the event of an OPC Default, or the applicable DOE Trustee in the event of a DOE Default (the applicable trustee for such sale or transfer will hereinafter be referred to as the “Trustee”) shall deliver to the other Participating Parties a written notice of its intention to transfer or sell such Ownership Interest (or, in the case of any MEAG SPV, the MEAG SPV Equity) (the “Default Sale Notice”).  After receipt of the Default Sale Notice, the other Participating Parties shall have one hundred twenty (120) days to deliver to the Trustee one or more written offers to purchase such Ownership Interest (or MEAG SPV Equity, as applicable) in its entirety on an as-is, where-is basis, without recourse to the Trustee, free and clear of the lien of OPC’s Indenture (in the case of an OPC Default) and free and clear of the lien of the applicable DOE Security Document (in the case of a DOE Default), for a cash purchase price identified in such offer, subject only to receipt of all required regulatory approvals (each, a “Co-Owner Purchase Offer”).  If one or more Co-Owner Purchase Offers are received by the Trustee within such one hundred twenty-day period, the Trustee must, within one hundred eighty (180) days after delivery of the Default Sale Notice:

(A)                               identify to all the Participating Parties that submitted Co-Owner Purchase Offers the Co-Owner Purchase Offer that contains the highest purchase price (the “Prevailing Co-Owner Purchase Offer”); and

(B)                               give notice to such Participating Parties of its acceptance or rejection of the Prevailing Co-Owner Purchase Offer.

(iii)                               If the Trustee accepts the Prevailing Co-Owner Purchase Offer, then the other Participating Parties will have the right, within thirty (30) days after notice of such acceptance, to participate in the Prevailing Co-Owner Purchase Offer pro rata in accordance with their respective Ownership Interests or as the Participating Parties may otherwise agree.

(iv)                              If the Prevailing Co-Owner Purchase Offer is accepted: (A) such acceptance shall constitute a binding agreement between the Trustee and the purchasing Participating Parties obligating the Trustee to sell, and the purchasing Participating Parties to purchase, the Ownership Interest (or MEAG SPV Equity, as applicable) identified in the Default Sale Notice at the purchase price specified in the Prevailing Co-Owner Purchase Offer, subject only to receipt of all required regulatory approvals; and (B) the purchasing Participating Parties will be obligated to tender the full amount of the purchase price in immediately available funds to the Trustee within ten (10) days of receipt of all regulatory approvals required for such sale, lease or other conveyance.

(v)                                 If

(A)                               the Trustee does not receive any Co-Owner Purchase Offers within the one hundred twenty-day period provided above;

(B)                               the purchasing Participating Parties fail to tender the purchase price within the ten-day period as provided above; or

(C)                               the Trustee rejects the Prevailing Co-Owner Purchase Offer,

then the Trustee may thereafter proceed to sell, lease or otherwise convey such Ownership Interest (or MEAG SPV Equity, as applicable) to any entity, including any Participating Party, without re-offering such Ownership Interest (or MEAG SPV Equity, as applicable) to the other Participating Parties and without complying with this Section 4.2 (but only in such instance and without affecting such rights for future transfers); provided, however, that the Participating Parties will not be prohibited from participating in any auction or other bid process for such Ownership Interest (or MEAG SPV Equity, as applicable) after any such event; provided, further that any such sale, lease or other conveyance to an entity other than a Participating Party must be made to an entity (1) that is financially responsible, taking into account the remaining obligations at the time of such transfer or sale under this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement and (2) that, in the case of a transfer of Ownership Interests, becomes a party to, and assumes (i) the rights and obligations of such Participating Party hereunder as a Participating Party solely with respect to the portion of its Ownership Interest in the Additional Units acquired by such entity, (ii) the rights and obligations of such Participating Party under the Operating Agreement solely with respect to the portion of its “Ownership Interest” in the “Additional Units” (as those terms are defined in the Operating Agreement) acquired by such entity, (iii) the rights and obligations of such Participating Party under the Declaration of Covenants as an “Additional Units Owner” solely with respect to the portion of its ownership interest in the “Additional Units Property” (as those terms are defined in the Declaration of Covenants) acquired by such entity, and (iv) the rights and obligations of such Participating Party under the Nuclear Managing Board Agreement solely as a “Participant” with respect to the portion of its “Undivided Ownership Interest” in the “Additional Units” and related facilities, equipment, inventory and common facilities (as those terms are defined in the Nuclear Managing Board Agreement) acquired by such entity, in each of the foregoing cases (i) through (iv) arising from and after the date of such assumption; provided, further, that if the Trustee has not, within two (2) years after the occurrence of any of the events described in clauses (A) through (C) above, consummated a sale, lease or other conveyance of such Ownership Interest (or MEAG SPV Equity, as applicable), the Trustee may not thereafter sell, lease or otherwise convey such Ownership Interest (or MEAG SPV Equity, as applicable) without first re-offering it to the other Participating Parties in accordance with this Section 4.2(g).  So long as NRC approval of such a sale, lease or other conveyance is promptly applied for and pursued with due diligence, such two-year period shall be extended until the NRC grants or denies such approval and such action becomes final and non-appealable.

(vi)                              For the avoidance of doubt, nothing in this Section 4.2 requires or permits any entity (including any purchasing Participating Party) that acquires an Ownership Interest of a Participating Party (or MEAG SPV Equity, as applicable) identified in a Default Sale Notice to accede to:

(1) if such Participating Party is Agent under and as defined in this Agreement, the rights and obligations of such Participating Party in its capacity as Agent under this Agreement,

(2) if such Participating Party is “Agent” under and as defined in the Operating Agreement, the rights and obligations of such Participating Party in its capacity as “Agent” under and as defined in the Operating Agreement,

(3) the rights and obligations of such Participating Party in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement,

(4) the rights and obligations of such Participating Party in its capacity as an “Existing Units Owner” under and as defined in the Declaration of Covenants,

(5) if such Participating Party is “Additional Units Agent” under and as defined in the Declaration of Covenants, the rights and obligations of such Participating Party in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants,

(6) the rights and obligations of such Participating Party under Paragraph 3(d) of the Declaration of Covenants,

(7) the rights and obligations of such Participating Party in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement,

(8) the rights and obligations of such Participating Party in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement,

(9) if such Participating Party is “Participants’ Agent” under and as defined in the Nuclear Management Board Agreement, the rights and obligations of such Participating Party in its capacity as “Participants’ Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement,

(10) such Participating Party’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement,

(11) such Participating Party’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement,

(12) such Participating Party’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement, and

(13) if such Participating Party is “Agent” under and as defined in the Development Agreement, the rights and obligations of such Participating Party in its capacity as “Agent” under and as defined in the Development Agreement.

3.04                        Article VII Amended Section.  Article VII of the Ownership Agreement is hereby amended to revise Section 7.4 by deleting subsection (a) in its entirety and replacing it with the following new subsection:

(a)                                 After the Effective Date but prior to Commercial Operation of each Additional Unit, the Participating Parties shall be responsible for, and shall pay, the Cost of Construction of each Additional Unit incurred after the Effective Date but prior to Commercial Operation in proportion to their respective Ownership Interests in such Additional Units in accordance with the further provisions of this Section 7.4; provided, however, that in the event the Agent delivers a Project Termination Notice in accordance with Section 2.08(a)(i) of the Owners Direct Agreement, upon the earlier to occur of (i) DOE’s completion of the EPC Assignment and Assumption in accordance with Section 2.08(c)(v) of the Owners Direct Agreement or (ii) the commencement of the Suspension Period in accordance with Section 2.08(c)(iii) of the Owners Direct Agreement, the Non-Continuing Owners shall not be responsible for payment of any Cost of Construction incurred after the date of either such occurrence.  All Fuel Costs for each Additional Unit incurred after the Effective Date but prior to Commercial Operation of such

Additional Unit shall be paid by the Parties in accordance with the provisions of Section 4.6 hereof and pursuant to the further provisions of this Section 7.4.

SECTION 4:  Representations and Warranties.

4.01                        Owner Representations and Warranties.  Each Owner hereby represents and warrants to DOE (but only with respect to such Owner making the representation and warranty):

(a)                                 Due Organization. (i)  GPC is duly organized, validly existing and in good standing under the laws of the State of Georgia; OPC is duly organized, validly existing and in good standing under the laws of the State of Georgia; MEAG is a public body corporate and politic and an instrumentality of the State of Georgia duly organized and validly existing under the laws of the State of Georgia; and Dalton is an incorporated municipality in the State of Georgia duly organized and validly existing under the laws of the State of Georgia.

(ii)                                  Such Owner has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in the State of Georgia and in any other jurisdiction in which the transaction of its business makes such qualification necessary and the failure to be so qualified would reasonably be expected to have a material adverse effect on such Owner.

(b)                                 Authorization.  Such Owner has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by such Owner has been duly authorized by the necessary action on the part of such Owner; this Agreement has been duly executed and delivered by such Owner and is the valid and binding obligation of such Owner enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws for the general relief of creditors and general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.

(c)                                  Non-Contravention.  The execution, delivery and performance of this Agreement by such Owner and the consummation of the transactions contemplated hereby do not and will not contravene the organizational documents of such Owner and do not and will not conflict with or result in a breach of or default under any material indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which such Owner is a party or by which it or any of its material properties is bound or affected.

(d)                                 Approvals.  There are no approvals or consents of governmental authorities or other Persons not yet obtained, the absence of which would materially impair such Owner’s ability to execute, deliver and perform its obligations under this Agreement.

(e)                                  No Previous Assignments.  Such Owner has no notice of, and has not consented to, any previous assignment by any Borrower of all or any part of its rights under the Assigned Agreements (other than the assignment by OPC to the OPC Trustee pursuant to the OPC Indenture).

4.02                        Rural Utilities Service.  OPC hereby represents and warrants to each other party to this Agreement, as of the date of this Agreement, that OPC has satisfied all conditions required to be satisfied by it under the loan contract currently in effect between OPC and the Rural Utilities Service in connection with the execution and delivery of, and performance of its obligations under, this Agreement; such execution, delivery and performance do not and will not violate the terms and conditions of such loan contract; and there are no approvals or consents required to be obtained from, or filings or other reports to be made with, the Rural Utilities Service, under such loan contract or otherwise, in connection with such execution, delivery and performance that have not already been obtained or made.

SECTION 5:  Other Covenants of Owners’ Agent and Owners.

5.01                        Debarment Regulations.  GPC, as the Owners’ Agent, agrees not to enter into any transactions in connection with the Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

5.02                        Timber and Mineral Rights.  The Owners shall not, individually or through the Owners’ Agent or the Operator, (a) mine, extract or separate any timber, coal, ore, gas (natural or otherwise), oil or other minerals from the Identified Sites (as defined in the Ownership Agreement) or any other real property rights that constitute Additional Unit Properties (as defined in the Ownership Agreement), or (b) transfer any rights or interests in any such timber, coal, ore, gas (natural or otherwise), oil or other minerals to any other Person, unless, in each of cases (a) and (b), doing so could not reasonably be expected to materially impair the ability of any Person to construct or operate the Project or the use of the collateral that makes up any Security Interest taken as a whole for the purposes for which it is held by the applicable Borrower.

SECTION 6:  Miscellaneous Provisions.

6.01                        Notices and Other Communications.  All notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:

If to GPC:

Georgia Power Company

241 Ralph McGill Blvd.

Atlanta, GA  30308

Attention: Office of the General Counsel

Facsimile: (404) 506-2725

Email:  tpbishop@southernco.com

If to OPC:

Oglethorpe Power Corporation

2100 East Exchange Place

Tucker, Georgia 30034-5336

Attention: Chief Financial Officer

Facsimile: (770) 270-7977

Email:  betsy.higgins@opc.com

If to MEAG:

Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW

Atlanta, Georgia 30328-4686

Attention: President and CEO

Facsimile: (866) 422-2976

Email:  bjohnston@meagpower.org

With a copy to:

Municipal Electric Authority of Georgia

1470 Riveredge Pkwy, NW

Atlanta, Georgia 303028-4686

Attention: Senior Vice President & General Counsel

Facsimile: (866) 422-2976

Email:  pdegnan@meagpower.org

If to Dalton:

Board of Water, Light and Sinking Fund

Commissioners of The City of Dalton, Georgia

d/b/a Dalton Utilities

1200 V. D. Parrott, Jr. Parkway

Dalton, Georgia  30721

Attention:  CEO

Facsimile:  (706) 278-7230

Email:  dcope@dutil.com

If to DOE:

United States Department of Energy

Loan Guarantee Program

1000 Independence Avenue, SW

Washington, D.C. 20585

Attn:  Director, Portfolio Management

Facsimile:  (202) 287-6967

Email: lpo.portfolio@hq.doe.gov

With a copy to:

United States Department of Energy

Loan Guarantee Program

1000 Independence Ave., SW

Washington, D.C. 20585

Attn:  Kenneth Cestari

Email:  Kenneth.Cestari@hq.doe.gov

Telephone: (202) 287-5523

If to the GPC Collateral Agent:

PNC Bank, National Association,

doing business as Midland Loan Services, a division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, KS 66210

Attention:  Government Services

Telephone:  (913) 253-9000

Facsimile: (913) 253-9709

Email address: mls.doe@midlandls.com

With a copy to (which copy shall not constitute notice):

PNC Bank, National Association,

doing business as Midland Loan Services, a division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, KS 66210

Attention:  General Counsel

Telephone:  (913) 253-9000

Facsimile: (913) 253-9709

Email address: governmentservices@midlandls.com

All notices or other communications required or permitted to be given hereunder shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery service is not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile (with such transmission verified by return transmission by first class mail, facsimile or electronic mail), or (e) if transmitted by electronic mail (with such transmission verified by return transmission by first class mail, facsimile or electronic mail).  Notice so given shall be effective upon delivery to the addressee, except that (x) communications or notices transmitted by facsimile or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Federal Government Business Day and, if not, on the next following Federal Government Business Day) on which it is validly transmitted if received (with such receipt subsequently verified by return transmission by first class mail, facsimile or electronic mail) before 2:00 p.m., recipient’s time, and if received after that time, on the next following Federal Government Business Day and (y) if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder to any other location by giving prior notice to the other parties in the manner set forth above.

6.02                        Governing Law; Submission to Jurisdiction.

(a)                                 The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

(b)                                 The parties hereto agree to the non-exclusive jurisdiction of the United States District Court for the District of Columbia for any legal proceedings that may be brought by a party hereto arising out of or in connection with this Agreement or for recognition or enforcement of any judgment.  Each party hereto accepts, generally and unconditionally, the jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement.  Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing court on the basis of forum non-conveniens or improper venue.  For the avoidance of doubt, the parties hereto do not, by this Section 6.02, waive any first-to-file challenges to venue.

6.03                        Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6.04                        Counterparts.  This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.  The delivery of an executed counterpart of this Agreement by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement.

6.05                        Headings Descriptive.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not affect the construction of or interpretation of and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.06                        Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

6.07                        Amendments, Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and signed by each of the parties hereto, and any waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

6.08                        Remedies Cumulative.  The rights and remedies of the parties under this Agreement are cumulative, not alternative, and are not exclusive of any rights or remedies provided by law.

6.09                        Termination.  The Owners agree not to terminate the Ownership Agreement prior to the Agreement Termination Date.  On the Agreement Termination Date, this Agreement shall be deemed terminated and each of the Parties shall be released, relieved and discharged from any obligation or liability hereunder other than any liabilities on the part of a Borrower accruing on or prior to such Borrower’s Debt Termination Date, and DOE agrees upon the Agreement Termination Date to provide a written release, discharge and satisfaction of this Agreement; provided, however, that if DOE has completed the EPC Assignment and Assumption, then Sections 1.01, 1.02, 2.07, 2.08(c)(iv), (vi) and (vii), 2.08(d) and (e), 6.01 through 6.09 (inclusive) and 6.12 through 6.17 (inclusive) shall survive until such time as the Owners no longer have any obligations to DOE under Sections 2.08(c)(vi), 2.08(d) and (e) and DOE no longer has any obligations to the Owners under Section 2.08(c)(iv).

6.10                        Successors and Assigns; Accession Agreements.

(a)                                 This Agreement may be assigned by a DOE Collateral Agent to a successor collateral agent or trustee in accordance with the applicable Loan Guarantee Documents and otherwise in accordance with the written consent of the other parties hereto.  Upon an assignment of this Agreement by any DOE Collateral Agent, such DOE Collateral Agent will be released from its obligations hereunder in accordance with the applicable Loan Guarantee Documents to which it is a party.

(b)                                 This Agreement may not be assigned by any Borrower without the prior consent of the applicable DOE Collateral Agent in accordance with the applicable Loan Guarantee Documents.

(c)                                  The parties hereto agree that, upon an Accession Agreement being entered into by a MEAG Borrower and a MEAG Borrower Collateral Agent, without any further action being required by any other party hereto:

(i)                                     the MEAG Borrower party thereto shall be added to this Agreement as an Owner, MEAG Borrower and Borrower, and shall have all of the rights and obligations of an Owner, MEAG Borrower and Borrower hereunder as if it were a named Owner, MEAG Borrower and Borrower hereunder;

(ii)                                  the MEAG Borrower Collateral Agent party thereto shall be added to this Agreement as a MEAG Borrower Collateral Agent and DOE Collateral Agent, and shall have all of the rights and obligations of a MEAG Borrower Collateral Agent and DOE Collateral Agent hereunder as if it were a named MEAG Borrower Collateral Agent and DOE Collateral Agent hereunder;

(iii)                               this Agreement and the respective rights and obligations of the parties hereto shall continue in full force and effect as and from the date of such Accession Agreement; and

(iv)                              all notices, consents and other communications provided to such MEAG Borrower or MEAG Borrower Collateral Agent shall be provided to the respective contact details specified in such Accession Agreement.

6.11                        Further Assurances.  Each Owner shall act in a commercially reasonable manner to cooperate with the DOE Collateral Agents and perform all additional acts reasonably requested by them to effectuate the purposes of this Agreement.  Each of the parties hereto agrees that it shall act in a commercially reasonable manner to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if reasonably requested) as any DOE Collateral Agent may reasonably request to effectuate the terms of this Agreement, including to create or perfect in the State of Georgia and elsewhere a Security Interest in favor of any DOE Collateral Agent in and to the Assigned Agreements.

6.12                        Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

6.13                        Recordation; Covenants Running with the Land.  This Agreement or a memorandum thereof may be filed of record in the real property records of the county in the State of Georgia in which the Project is located.  All provisions of this Agreement, including the benefits and burdens, shall run with the land and be binding upon and inure the benefit of the parties hereto and their respective successors, assigns, personal representatives, lessees, permittees and licensees, and such provisions shall be deemed to be enforceable covenants and equitable servitudes running with the land and shall bind any person having at any time any interest or estate in the rights and benefits granted herein as though such provisions were recited and stipulated in full in each and every deed of conveyance, license or lease thereof or occupancy agreement pertaining thereto.

6.14                        Conflict of Documents.  In the event of any ambiguity, conflict or inconsistency between the provisions of this Agreement and the Assigned Agreements, the provisions of this Agreement shall prevail and govern to the extent of such ambiguity, conflict or inconsistency.

6.15                        Relationship of Parties.  This Agreement is not intended to and does not create or establish between the parties any relationship as partners, joint venturers, employer and employee, master and servant, or principal and agent.

6.16                        Compliance with Applicable Law.  The exercise of the rights and remedies of DOE and each DOE Collateral Agent party hereto pursuant to the Security Documents shall be in accordance with all applicable laws, including, to the extent applicable, receipt of NRC approval for the exercise by such Person of the applicable right or remedy.

6.17                        Restrictions on Transfers of Undivided Ownership Interests.  Notwithstanding any provision of this Agreement to the contrary, DOE and each DOE Collateral Agent party hereto acknowledges and agrees that (a) prior to and in connection with any sale by judicial action or power of sale pursuant to a Borrower’s Security Documents or otherwise with respect to all or any portion of (i) such Borrower’s undivided interest in the Additional Units or (ii) the MEAG SPV Equity, as applicable, the DOE Collateral Agent under such Security Documents must comply with the provisions of Section 4.2(g) of the Ownership Agreement (as amended hereby), (b) prior to any sale by judicial action or power of sale pursuant to a Borrower’s Security Documents or otherwise with respect to all or any portion of (i) such Borrower’s undivided interest in the Additional Units or (ii) the MEAG SPV Equity, as applicable, the rights of DOE and each DOE Collateral Agent, whether directly or indirectly through a receiver, to take possession of, or make any payments or perform any obligations with respect to, all or such portion of such Borrower’s undivided interest, must be exercised in accordance with the Owner Documents, as amended by (or otherwise as agreed in) this Agreement, and (c) such undivided interest (or MEAG SPV Equity, as applicable) or portion thereof, whether purchased pursuant to any such sale by judicial action or power of sale or otherwise, shall be subject, without limitation, to the Owner Documents, as amended by this Agreement, and the purchaser of any such ownership interests must accede to (i) the rights and obligations of such Borrower under the Ownership Agreement as a “Participating Party” solely with respect to the portion of its “Ownership Interest” in the “Additional Units” (as those terms are defined in the Ownership Agreement) acquired by such purchaser, (ii) the rights and obligations of such Borrower under the Operating Agreement solely with respect to the portion of its “Ownership Interest” in the “Additional Units” (as those terms are defined in the Operating Agreement) acquired by such purchaser, (iii) the rights and obligations of such Borrower under the Declaration of Covenants as an “Additional Units Owner” solely with respect to the portion of its ownership interest in the “Additional Units Property” (as those terms are defined in the Declaration of Covenants) acquired by such purchaser, and (iv) the rights and obligations of such Borrower under the Nuclear Managing Board Agreement solely as a “Participant” with respect to the portion of its “Undivided Ownership Interest” in the “Additional Units” and related facilities, equipment, inventory and common facilities (as those terms are defined in the Nuclear Managing Board Agreement) acquired by such purchaser, in each of the foregoing cases (i) through (iv) arising from and after the date of such assumption.  For the avoidance of doubt, nothing in this Section 6.17 requires or permits such purchaser to accede to (1) if such Borrower is “Agent” under and as defined in the Ownership Agreement, the rights and obligations of such Borrower in its capacity as “Agent” under and as defined in the Ownership Agreement, (2) if such Borrower is “Agent” under and as defined in the Operating Agreement, the rights and obligations of such Borrower in its capacity as “Agent” under and as defined in the Operating Agreement, (3) the rights and obligations of such Borrower in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement, (4) the rights and obligations of such Borrower in its capacity as an “Existing Units Owner” under and as defined in the Declaration of Covenants, (5) if such Borrower is “Additional Units Agent” under and as defined in the Declaration of Covenants, the rights and obligations of such Borrower in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants, (6) the rights and obligations of such Borrower under Paragraph 3(d) of the Declaration of Covenants, (7) the rights and obligations of such Borrower in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement, (8) the rights and obligations of such Borrower in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement, (9) if such Borrower is “Participants’ Agent” under and as defined in the Nuclear Managing Board Agreement, the rights and obligations of such Borrower in its capacity as “Participants’ Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement, (10) such Borrower’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement, (11) such Borrower’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement, (12) such Borrower’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement, and (13) if such Borrower is “Agent” under and as defined in the Development Agreement, the rights and obligations of such Borrower in its capacity as “Agent” under and as defined in the Development Agreement.

6.18                        Effectiveness.  By executing this Agreement, the parties hereto agree to be bound by the terms of this Agreement as of the date first written above.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first above written.

Signed, sealed and delivered in the presence of:	GEORGIA POWER COMPANY,
For itself and as the Owners’ Agent
Jessica N. Ackel
Witness	By:	/s/ W. Ron Hinson
		Name:	W. Ron Hinson
Angel R. Robinson		Its:	Executive Vice President, Chief
Notary Public			Financial Officer and Treasurer
My Commission expires:
Notarial Seal	Attest:	/s/ Laura I. Patterson
	Its:	Comptroller and Assistant Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
/s/ Shalewa Smith
Witness	By:	/s/ Elizabeth B. Higgins
		Name:	Elizabeth B. Higgins
Jean L. Wheeler		Its:	Executive Vice President and Chief
Notary Public			Financial Officer
My Commission expires:
Notarial Seal	Attest:	/s/ Jo Ann Smith
	Its:	Assistant Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	CITY OF DALTON, GEORGIA
BY: BOARD OF WATER, LIGHT AND
/s/ Witness	SINKING FUND COMMISSIONERS
Witness	d/b/a DALTON UTILITIES

Pam Witherow	By:	/s/ Don Cope
Notary Public		Name:	Don Cope
My Commission expires:		Title:	President and Chief Executive Officer
Notarial Seal
	Attest:	/s/ Tom Bundros
	Its:	Chief Operating Officer
(SEAL)

(SIGNATURES CONTINUE ON NEXT PAGE)

[Signature Page to Owners Direct Agreement]

Signed, sealed and delivered in the presence of:	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

/s/ Witness
Witness	By:	/s/ Robert P. Johnston
		Name:	Robert P. Johnston
/s/ Dale Dyer		Its:	President and Chief Executive Officer
Notary Public
My Commission expires:	Attest:	/s/ Dale Dyer
Notarial Seal	Its:	Asst. to President and Chief Executive Officer

(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	U.S. DEPARTMENT OF ENERGY

/s/ Kimberly Heimert	By:	/s/ April Stephenson
Witness		Name:	April Stephenson
		Its:	Chief Operator Officer
Shafia Tanvir
Notary Public	Attest:	/s/ Kenneth Cestari
My Commission expires:	Its:	Attorney-Advisor
Notarial Seal
(SEAL)

Signed, sealed and delivered in the presence of:	PNC BANK, NATIONAL ASSOCIATION,
Doing business as Midland Loan Services, a
Danny Bright	division of PNC Bank, National Association,
Witness
as Collateral Agent
Katrina Garrard
Notary Public	By:	/s/ Bradley J. Hauger
My Commission expires:		Name:	Bradley J. Hauger
Notarial Seal		Its:	Senior Vice President,
Servicing Officer

Attest:
Its:
(SEAL)

[Signature Page to Owners Direct Agreement]

Appendix A

[EXECUTED VERSIONS WILL BE SET UP IN RECORDABLE FORM]

FORM OF ACCESSION AGREEMENT

This ACCESSION AGREEMENT, dated as of [          ], 20[    ] (this “Accession Agreement”) is made by [insert name of relevant MEAG Borrower], (the “MEAG Borrower”), and PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association (“Midland”), as collateral agent for DOE (the “MEAG Borrower Collateral Agent”), and the UNITED STATES DEPARTMENT OF ENERGY acting by and through the Secretary of Energy (or appropriate authorized representative thereof) (“DOE”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Owners Consent to Assignment and Direct Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of February [    ], 2014 (the “Owners Consent to Assignment and Direct Agreement”), by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“GPC”), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia (“OPC”), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), and the CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Dalton”), DOE, and Midland, as the GPC Collateral Agent , it is contemplated that, at the time of entry of any MEAG Borrower into a MEAG Borrower Loan Guarantee Agreement, such MEAG Borrower and a MEAG Borrower Collateral Agent will accede to and become a party to the Owners Consent to Assignment and Direct Agreement pursuant to an Accession Agreement (as defined therein);

WHEREAS, [on or about the date hereof], MEAG has transferred [    ]% of its ownership interest in the Project to the MEAG Borrower (constituting a [    ]% undivided ownership interest in the Project);

WHEREAS, as of the date hereof, the MEAG Borrower entered into a Note Purchase Agreement with [FFB, DOE or other third party lenders thereto], under which a DOE Guaranteed Loan is to be made available to the MEAG Borrower for the purpose of financing a portion of the MEAG Borrower’s ownership interest in the Project;

WHEREAS, pursuant to [insert name of applicable guarantee instrument(s)], dated as of the date hereof (the “DOE Guarantee”), DOE is guaranteeing [all][a portion of] the obligations of the MEAG Borrower under such Note Purchase Agreement and the other Credit Facility Documents executed in connection therewith;

WHEREAS, pursuant to a Loan Guarantee Agreement, dated as of the date hereof, between the MEAG Borrower and DOE, the MEAG Borrower has agreed to reimburse DOE for any payments made by DOE under such DOE Guarantee;

WHEREAS, pursuant to certain Security Documents, dated as of the date hereof, as security for the MEAG Borrower’s obligations under its respective Credit Facility Documents, the MEAG Borrower has made a collateral assignment of, and has granted a security interest in, among other collateral, its rights in and to the Assigned Agreements and its undivided ownership interest in the Project, and MEAG has pledged all of the equity interests in the MEAG Borrower, in each case to the MEAG Borrower Collateral Agent for the benefit of the MEAG Borrower Secured Parties in accordance with the terms and subject to the conditions of such Security Documents and other Credit Facility Documents;

WHEREAS, the MEAG Borrower and the MEAG Borrower Collateral Agent have agreed to execute this Accession Agreement and to be bound by the Owners Consent to Assignment and Direct Agreement on the terms and conditions contained herein and therein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

(1)                                 Subject to the provisions of this Accession Agreement, the MEAG Borrower hereby adopts and agrees to be bound by the terms and conditions of the Owners Consent to Assignment and Direct Agreement as if it were a named Owner, MEAG Borrower and Borrower thereunder, and agrees to be bound by and to comply with all of the obligations of an Owner, MEAG Borrower and Borrower thereunder.

(2)                                 Subject to the provisions of this Accession Agreement, the MEAG Borrower Collateral Agent hereby adopts and agrees to be bound by the terms and conditions of the Owners Consent to Assignment and Direct Agreement as if it were a MEAG Borrower Collateral Agent and DOE Collateral Agent thereunder, and agrees to be bound by and to comply with all of the obligations of a MEAG Borrower Collateral Agent and DOE Collateral Agent thereunder.

(3)                                 The MEAG Borrower (as if it were a named Owner under the Owners Consent to Assignment and Direct Agreement) hereby makes for DOE’s benefit all of its respective representations and warranties contained in Section 4 (other than Section 4.01(a)(i)) of the Owners Consent to Assignment and Direct Agreement as though such representations and warranties were set forth in full in this Accession Agreement.  The MEAG Borrower hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the State of Georgia.

(4)                                Subject to and as modified by the provisions of this Accession Agreement, the MEAG Borrower and the MEAG Borrower Collateral Agent agree, and each of the parties to the Owners Consent to Assignment and Direct Agreement have agreed therein, that the Owners Consent to Assignment and Direct Agreement and the respective rights and obligations of the parties thereto shall continue in full force and effect as and from the date hereof.

(5)                                 All notices, consents and other communications provided to or by the MEAG Borrower or the MEAG Borrower Collateral Agent pursuant to this Accession Agreement or the Owners Consent to Assignment and Direct Agreement shall be provided in accordance with Section 6.01 of the Owners Consent to Assignment and Direct Agreement as follows:

If to the MEAG Borrower:

[name of MEAG Borrower]

Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW

Atlanta, Georgia 30328-4686

Attention: President and CEO

Facsimile: 866-422-2976

Email:  bjohnston@meagpower.org

With a copy to:

Municipal Electric Authority of Georgia

1470 Riveredge Pkwy, NW

Atlanta, Georgia 303028-4686

Attention: Senior Vice President & General Counsel

Facsimile: 866-422-2976

Email:  pdegnan@meagpower.org

If to the MEAG Borrower Collateral Agent:

[                            ]

[                            ]

Attention: [          ]

Facsimile: [          ]

Email:  [          ]

(6)                                 The provisions of Section 1.02 of the Owners Consent to Assignment and Direct Agreement apply to this Accession Agreement as though they were set out in full in this Accession Agreement, except that references to the Owners Consent to Assignment and Direct Agreement are to be construed as references to this Accession Agreement.

(7)                                 The validity, construction, and performance of this Accession Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

(8)                                 The parties hereto agree to the non-exclusive jurisdiction of the United States District Court for the District of Columbia for any legal proceedings that may be brought by a party hereto arising out of or in connection with this Accession Agreement or for recognition or enforcement of any judgment.  Each party hereto accepts, generally and unconditionally, the jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Accession Agreement.  Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Accession Agreement brought before the foregoing court on the basis of forum non-conveniens or improper venue.  For the avoidance of doubt, the parties hereto do not, by this Section 8, waive any first-to-file challenges to venue.

(9)                                 EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT.

(10)                          This Accession Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.  The delivery of an executed counterpart of this Accession Agreement by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Accession Agreement.

(11)                          This Accession Agreement may be assigned by the MEAG Borrower Collateral Agent to a successor collateral agent or trustee in accordance with the MEAG Borrower’s Loan Guarantee Documents and otherwise in accordance with the written consent of the other parties to the Owners Consent to Assignment and Direct Agreement.  Upon an assignment of this Accession Agreement by the MEAG Borrower Collateral Agent, it will be released from its obligations hereunder in accordance with the MEAG Borrower’s Loan Guarantee Documents to which it is a party.

(12)                          This Accession Agreement may not be assigned by the MEAG Borrower without the prior consent of the MEAG Borrower Collateral Agent in accordance with the applicable Loan Guarantee Documents.

(13)                          Promptly upon entering into this Accession Agreement, the MEAG Borrower shall deliver a fully-executed copy of this Accession Agreement to each of the other parties to the Owners Consent to Assignment and Direct Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned do hereby affix their signatures as of the date first above written.

[SIGNATURE PAGE WILL BE FORMATTED FOR RECORDING, WITH WITNESS/NOTARY AND ANY OTHER RECORDING REQUIREMENTS]

[ ],
as MEAG Borrower

By:
Name:
Title:

[ ],
as MEAG Borrower Collateral Agent

By:
Name:
Title:

U.S. DEPARTMENT OF ENERGY

By:
Name:
Title:

Appendix B

ADDITIONAL ASSIGNED AGREEMENTS

1.                                      The Contract DE-CR01-09RW09005 (Vogtle Electric Generating Plant, Unit 3), dated November 5, 2008, as amended on November 5, 2008, between the Operator and the U.S. Department of Energy, and the Contract DE-CR01-09RW09006 (Vogtle Electric Generating Plant, Unit 4), dated November 5, 2008, as amended on November 5, 2008, between the Operator and the U.S. Department of Energy;

2.                                      the Amended and Restated Nuclear Operating Agreement, dated as of April 21, 2006,  between the Owners’ Agent and the Operator;

3.                                      the Letter Agreement, dated July 28, 2006, and the Letter Agreement dated July 30, 2008, in each case between GPC, as Owners’ Agent, and the Operator;

4.                                      the Guaranty Agreement, dated as of April 8, 2008, by Toshiba Corporation in favor of GPC, acting for itself and as Owners’ Agent;

5.                                      the Guaranty Agreement, dated as of April 8, 2008, by The Shaw Group, Inc. in favor of GPC, acting for itself and as Owners’ Agent; and

6.                                      the Additional Project Documents (as defined in each Loan Guarantee Agreement).

B

Appendix C

ILLUSTRATIONS

1.                                      Illustration of an Initial Closing under Section 2.08(d)(iii) (Dilution Option)

For illustrative purposes only, if GPC was a Non-Continuing Owner and the Non-Continuing Owner Payment Amount for GPC was $1,000,000,000 and the DOE Initial Closing Payment Amount with respect to GPC’s Ownership Interest was $1,000,000,000, then the Initial Transferred Proportionate Interest would be equal to 0.5 times GPC’s 45.7% Final Percentage Interest, such that GPC would retain a 22.85% Ownership Interest and would assign and convey to the Purchaser a 22.85% Ownership Interest.

2.                                      Illustration of a Subsequent Closing under Section 2.08(d)(iv) (Dilution Option)

For illustrative purposes only, if GPC was a Non-Continuing Owner and the Non-Continuing Owner Payment Amount for GPC was $1,000,000,000 and the DOE Initial Closing Payment Amount with respect to GPC’s Ownership Interest was $1,000,000,000, then the Initial Transferred Proportionate Interest would be equal to 0.5 times GPC’s 45.7% Final Percentage Interest, such that GPC would retain a 22.85% Ownership Interest and would assign and convey to the Purchaser a 22.85% Ownership Interest at the Initial Closing.  For such illustrative purposes, assuming the Purchaser incurred $500,000,000 of additional ODA Cost of Construction during the next fiscal quarter and GPC incurred no additional ODA Cost of Construction during the next fiscal quarter (as a Non-Continuing Owner GPC would have no obligation to pay Cost of Construction), then the Purchaser Additional Payment Amount would be equal to $1,500,000,000, the New Aggregate Percentage Interest would be equal to 0.6 times GPC’s 45.7% Final Percentage Interest (or 27.42%), and the Additional Proportionate Interest would be equal to 27.42% minus 22.85% (or 4.57%). Following such Subsequent Closing, the Purchaser would own a 27.42% Ownership Interest and GPC would retain an 18.28% Ownership Interest.

3.                                      Illustration of a closing under Section 2.08(e)(iv) (Installment Option) (OPC-specific)

•                  Assumptions:  at the point in time of the EPC Assignment and Assumption (1) OPC is a Non-Continuing Owner, (2) OPC’s Ownership Interest is 30% and (3) OPC has aggregate ODA Cost of Construction of $2 billion.

•                  Under Section 2.08(e) DOE elects to purchase all of OPC’s Ownership Interest.

•                  Prior to the first installment payment, DOE spends $200 million on ODA Cost of Construction relating to OPC’s then 30% Ownership Interest; and then between the first installment payment and the second installment payment DOE spends another $200 million on ODA Cost of Construction relating to the 30% Ownership Interest (note, for the formula that amount will be reduced as OPC will no longer own a 30% Ownership Interest — see below).

•                  Prior to the first installment payment, OPC spends an additional $20 million on ODA Cost of Construction relating to OPC’s then 30% Ownership Interest (property taxes, etc.); and then between the first installment payment and the second installment payment OPC spends

C-1

another $10 million on ODA Cost of Construction relating to its then reduced Ownership Interest.

•                  The first installment payment would be $50.5 million ($2.02 billion in OPC unreimbursed ODA Cost of Construction (the initial $2 billion plus the additional $20 million) x (1 / (40-0))).

•                  On the first installment payment date, OPC is to transfer an Ownership Interest = 30% x (($50.5 million installment payment + $200 million in DOE ODA Cost of Construction) / ($2.02 billion in OPC unreimbursed ODA Cost of Construction + $200 million in DOE ODA Cost of Construction)).  This is 30% x 0.1128.  This is 3.384% transferred (so OPC retains 30% - 3.384% or 26.616%).

•                  On the second installment payment date, OPC is to transfer an Ownership Interest = 26.616% x (($50.76 million installment payment ($1.9795 billion in OPC unreimbursed ODA Cost of Construction (the $2.02 billion referenced in the bullet point above, minus the $50.5 million previous installment, plus the additional $10 million) x (1 / (40-1))) + $177.44 million in DOE ODA Cost of Construction (the portion of the $200 million on 30% bears to 26.616%))/($1.9795 billion in OPC unreimbursed ODA Cost of Construction + $177.44 million in DOE ODA Cost of Construction).  This is 26.616% x 0.1058.  This is 2.816% transferred (so OPC retains 26.616% - 2.816% or 23.800%).

•                  Etc.

C-2